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                                 HUB GROUP, INC.


                            HUB CITY TERMINALS, INC.

                                       and

                               HUB HOLDINGS, INC.




                                   $50,000,000




                      8.64% Senior Notes due June 25, 2009






                                 --------------


                             NOTE PURCHASE AGREEMENT

                                  -------------






                            Dated as of June 15, 1999



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

                                TABLE OF CONTENTS

                          (Not a part of the Agreement)

SECTION                               HEADING                              PAGE

Section 1.       Authorization of Notes......................................1

Section 2.       Sale and Purchase of Notes; Constituent Company
                 Guaranty and Intercreditor Agreement........................1

  Section 2.1.   Sale and Purchase of Notes..................................1
  Section 2.2.   Constituent Company Guaranty and Intercreditor
                 Agreement...................................................2

Section 3.       Closing.....................................................3

Section 4.       Conditions to Closing.......................................3

  Section 4.1.   Representations and Warranties..............................3
  Section 4.2.   Performance; No Default.....................................3
  Section 4.3.   Compliance Certificates.....................................4
  Section 4.4.   Opinions of Counsel.........................................4
  Section 4.5.   Constituent Company Guaranty and Intercreditor Agreement;
                    Etc......................................................4
  Section 4.6.   Purchase Permitted By Applicable Law, Etc...................4
  Section 4.7.   Sale of Other Notes.........................................5
  Section 4.8.   Payment of Special Counsel Fees.............................5
  Section 4.9.   Private Placement Number....................................5
  Section 4.10.  Changes in Corporate Structure..............................5
  Section 4.11.  Funding Instructions........................................5
  Section 4.12.  Year 2000 Compliance Certificate............................5
  Section 4.13.  Proceedings and Documents...................................5

Section 5.       Representations and Warranties of the Obligors..............6

  Section 5.1.   Organization; Power and Authority...........................6
  Section 5.2.   Authorization, Etc..........................................6
  Section 5.3.   Disclosure..................................................6
  Section 5.4.   Organization and Ownership of Shares of Subsidiaries;
                    Affiliates...............................................7
  Section 5.5.   Financial Statements........................................7
  Section 5.6.   Compliance with Laws, Other Instruments, Etc................7
  Section 5.7.   Governmental Authorizations, Etc............................8
  Section 5.8.   Litigation; Observance of Agreements, Statutes and Orders...8
  Section 5.9.   Taxes.......................................................8
  Section 5.10.  Title to Property; Leases...................................9
  Section 5.11.  Licenses, Permits, Etc......................................9

  Section 5.12.  Compliance with ERISA.......................................9
  Section 5.13.  Private Offering by the Obligors...........................10
  Section 5.14.  Use of Proceeds; Margin Regulations........................10
  Section 5.15.  Existing Debt; Future Liens................................10
  Section 5.16.  Foreign Assets Control Regulations, Etc....................11
  Section 5.17.  Status under Certain Statutes..............................11
  Section 5.18.  Notes Rank Pari Passu......................................11
  Section 5.19.  Environmental Matters......................................11

Section 6.       Representations of the Purchaser...........................12

  Section 6.1.   Purchase for Investment....................................12
  Section 6.2.   Source of Funds............................................12

Section 7.       Information as to the Public Hub Company...................13

  Section 7.1.   Financial and Business Information.........................13
  Section 7.2.   Officer's Certificate......................................16
  Section 7.3.   Inspection.................................................16
  Section 7.4.   Reporting Treatment of Unrestricted Subsidiaries...........17

Section 8.       Prepayment of the Notes....................................18

  Section 8.1.   Required Prepayments.......................................18
  Section 8.2.   Optional Prepayments with Make-Whole Amount................18
  Section 8.3.   Change in Control..........................................18
  Section 8.4.   Allocation of Partial Prepayments..........................21
  Section 8.5.   Maturity; Surrender, Etc...................................21
  Section 8.6.   Purchase of Notes..........................................21
  Section 8.7.   Make-Whole Amount..........................................21

Section 9.       Affirmative Covenants......................................23

  Section 9.1.   Compliance with Law........................................23
  Section 9.2.   Insurance..................................................23
  Section 9.3.   Maintenance of Properties..................................23
  Section 9.4.   Payment of Taxes and Claims................................24
  Section 9.5.   Corporate Existence, Etc...................................24
  Section 9.6.   Nature of Business.........................................24
  Section 9.7.   Notes to Rank Pari Passu...................................24
  Section 9.8.   Guaranties by Additional Subsidiaries......................24
  Section 9.9.   Year 2000 Assessment.......................................25

Section 10.      Negative Covenants.........................................25

  Section 10.1.  Consolidated Net Worth.....................................25
  Section 10.2.  Fixed Charges Coverage Ratio...............................26
  Section 10.3.  Cash Flow Leverage Ratio...................................26
  Section 10.4.  Limitation on Debt of Restricted Subsidiaries..............26

  Section 10.5.  Limitation on Liens........................................26
  Section 10.6.  Mergers, Consolidations and Sales of Assets, Acquisitions..28
  Section 10.7.  Transactions with Affiliates...............................29
  Section 10.8.  Designation of Subsidiaries................................30
  Section 10.9.  Limitation on Transportable Container Leases...............30

Section 11.      Events of Default..........................................30

Section 12.      Remedies on Default, Etc...................................33

  Section 12.1.  Acceleration...............................................33
  Section 12.2.  Other Remedies.............................................33
  Section 12.3.  Rescission.................................................34
  Section 12.4.  No Waivers or Election of Remedies, Expenses, Etc..........34

Section 13.      Registration; Exchange; Substitution of Notes..............34

  Section 13.1.  Registration of Notes......................................34
  Section 13.2.  Transfer and Exchange of Notes.............................34
  Section 13.3.  Replacement of Notes.......................................35

Section 14.      Payments on Notes..........................................35

  Section 14.1.  Place of Payment...........................................35
  Section 14.2.  Home Office Payment........................................36

Section 15.      Expenses, Etc..............................................36

  Section 15.1.  Transaction Expenses.......................................36
  Section 15.2.  Survival...................................................36

Section 16.      Survival of Representations and Warranties; Entire
                 Agreement..................................................37

Section 17.      Amendment and Waiver.......................................37

  Section 17.1.  Requirements...............................................37
  Section 17.2.  Solicitation of Holders of Notes...........................37
  Section 17.3.  Binding Effect, Etc........................................38
  Section 17.4.  Notes Held by Obligors, Etc................................38

Section 18.      Notices....................................................38

Section 19.      Reproduction of Documents..................................39

Section 20.      Confidential Information...................................39

Section 21.      Substitution of Purchaser..................................40

Section 22.      Miscellaneous..............................................40

  Section 22.1.  Successors and Assigns.....................................40
  Section 22.2.  Payments Due on Non-Business Days..........................40
  Section 22.3.  Severability...............................................40
  Section 22.4.  Construction...............................................41
  Section 22.5.  Counterparts...............................................41
  Section 22.6.  Governing Law..............................................41

Signature...................................................................42

SCHEDULE A         --     Information Relating To Purchasers

SCHEDULE B         --     Defined Terms

SCHEDULE 4.10      --     Changes in Corporate Structure

SCHEDULE 5.3       --     Disclosure Materials

SCHEDULE 5.4       --     Restricted Subsidiaries and Ownership of Restricted
                          Subsidiary Stock

SCHEDULE 5.5       --     Financial Statements

SCHEDULE 5.8       --     Certain Litigation

SCHEDULE 5.11      --     Patents, etc.

SCHEDULE 5.14      --     Use of Proceeds

SCHEDULE 5.15      --     Existing Debt

EXHIBIT 1          --     Form of 8.64% Senior Note due June 25, 2009

EXHIBIT 2          --     Form of Constituent Company Guaranty

EXHIBIT 3          --     Form of Intercreditor Agreement

EXHIBIT 4.4(a)     --     Form of Opinion of Special Counsel for the Obligors

EXHIBIT 4.4(b)     --     Form of Opinion of Special Counsel for the Purchasers

                                 HUB GROUP, INC.
                            HUB CITY TERMINALS, INC.
                               HUB HOLDINGS, INC.
                               C/O HUB GROUP, INC.
                             377 E. BUTTERFIELD ROAD
                             LOMBARD, ILLINOIS 60148



                      8.64% Senior Notes due June 25, 2009


                            Dated as of June 15, 1999

TO THE PURCHASER LISTED IN THE ATTACHED SCHEDULE A WHO IS A SIGNATORY HERETO:

Ladies and Gentlemen:

         HUB GROUP, INC., a Delaware corporation (the "PUBLIC HUB COMPANY"), HUB CITY TERMINALS, INC., a Delaware corporation ("HUB CHICAGO"), and HUB HOLDINGS, INC., a Delaware corporation ("HUB HOLDINGS"; Public Hub Company, Hub Chicago and Hub Holdings being individually referred to herein as an "OBLIGOR" and collectively as the "OBLIGORS") hereby jointly and severally agree with you as follows:


SECTION 1.           AUTHORIZATION OF NOTES.

         The Obligors will authorize the issue and sale of $50,000,000 aggregate principal amount of their 8.64% Senior Notes due June 25, 2009 (the "NOTES", such term to include any such notes issued in substitution therefor pursuant to
Section 13 of this Agreement or the Other Agreements (as hereinafter defined)). The Notes shall be substantially in the form set out in EXHIBIT 1, with such changes therefrom, if any, as may be approved by you and the Obligors. Certain capitalized terms used in this Agreement are defined in SCHEDULE B; references to a "SCHEDULE" or an "EXHIBIT" are, unless otherwise specified, to a SCHEDULE or an EXHIBIT attached to this Agreement.

SECTION 2. SALE AND PURCHASE OF NOTES; CONSTITUENT COMPANY GUARANTY AND INTERCREDITOR AGREEMENT.

     SECTION 2.1. SALE AND PURCHASE OF NOTES. Subject to the terms and conditions of this Agreement, the Obligors will issue and sell to you and you will purchase from the Obligors, at the Closing provided for in SECTION 3, Notes in the principal amount specified opposite your name in SCHEDULE A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Obligors are entering into separate Note Purchase Agreements (the "OTHER AGREEMENTS") identical with this Agreement with each of the other purchasers named in SCHEDULE A (the "OTHER PURCHASERS"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount specified opposite its name in SCHEDULE A. Your obligation hereunder, and the obligations of the Other Purchasers under the Other Agreements, are several and not joint obligations, and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or nonperformance by any Other Purchaser thereunder.

         SECTION 2.2. CONSTITUENT COMPANY GUARANTY AND INTERCREDITOR AGREEMENT.
(a)(i)The payment by the Obligors of all amounts due in respect of the Notes and the performance by the Obligors of their obligations under this Agreement and the Other Agreements will be absolutely and unconditionally guaranteed by Quality Intermodal Corporation, Hub Chicago Holdings, Inc., Q.S. of Illinois, Inc., HLX Company, LLC, Hub City Alabama, L.P., Hub City Atlanta, L.P., Hub City Boston, L.P., Hub City Canada, L.P., Hub City Cleveland, L.P., Hub City Detroit, L.P., Hub City Florida, L.P., Hub City Golden Gate, L.P., Hub City Indianapolis, L.P., Hub City Kansas City, L.P., Hub City Los Angeles, L.P., Hub City Mid Atlantic, L.P., Hub City New Orleans, L.P., Hub City New York State, L.P., Hub City New York-New Jersey, L.P., Hub City North Central, L.P., Hub City Ohio, L.P., Hub City Philadelphia, L.P., Hub City Pittsburgh, L.P., Hub City Portland, L.P., Hub City St. Louis, L.P., Hub City Tennessee, L.P. and Hub City Texas, L.P. (individually, a "CONSTITUENT COMPANY GUARANTOR"; and collectively, the "CONSTITUENT COMPANY GUARANTORS") pursuant to a guaranty agreement (the "CONSTITUENT COMPANY GUARANTY") substantially in the form attached hereto as
EXHIBIT 2. The enforcement of the rights and benefits in respect of the Constituent Company Guaranty and the Bank Guaranty and the allocation of the proceeds therefrom will be subject to an Intercreditor Agreement dated as of June 25, 1999 in substantially the form attached hereto as EXHIBIT 3 (as the same may be amended, supplemented or otherwise modified, the "INTERCREDITOR AGREEMENT"), to be entered into by the the Banks, you and the Other Purchasers.

         (a)(ii) Without limiting the foregoing, if at any time any of the Obligors, any Subsidiary or any Affiliate of any of the foregoing Persons shall grant to any of the Banks with respect to the Bank Credit Agreement additional security of any kind or provide any other credit support of any kind, then such Obligor, such Subsidiary or such Affiliate, as the case may be, shall grant to the holders of the Notes the same security or credit support pursuant to instruments reasonably satisfactory to the Required Holders so that the holders of the Notes shall at all times be secured on an equal and ratable basis with the Banks.

         (b) The holders of the Notes agree to release the obligations of any Constituent Company Guarantor under the Constituent Company Guaranty upon the request of the Obligors, if and to the extent the Bank Guaranty or any other corresponding Guaranty given pursuant to the Bank Credit Agreement is or are released and discharged at the same such time or have been released prior thereto, PROVIDED that at such time no Default or Event of Default has occurred and is continuing, and PROVIDED, FURTHER, that in the event any Constituent Company Guarantor shall again become obligated under or with respect to the Constituent Company Guaranty pursuant to the terms and provisions hereof or of the Constituent Company Guaranty or the Bank Credit Agreement, then the obligations of such Constituent Company Guarantor under the Constituent Company Guaranty SHALL IPSO FACTO again benefit the holders of the Notes on an equal and pro rata basis. LIKEWISE, the holders of the Notes also agree to release any additional security granted by the Obligors or any Constituent Company Guarantor to the holders of the Notes pursuant to the provisions of SECTION 2.2(A)(II) upon the same terms as provided herein for the release of the obligations of any Constituent Company Guarantors under the Constituent Company Guaranty.

         (c) The Obligors will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of Debt as consideration for or as an inducement to their release of their respective interests in the Constituent Company Guaranty, unless such remuneration is concurrently offered and paid on the same terms, to the holders of all Notes then outstanding.

SECTION 3.           CLOSING.

         The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Chapman and Cutler, 111 W. Monroe Street, Chicago, Illinois 60601-4080, at 10:00 A.M. Chicago time, at a closing (the "CLOSING") on June 25, 1999 or on such other Business Day thereafter on or prior to June 25, 1999 as may be agreed upon by the Obligors and you and the Other Purchasers. At the Closing the Obligors will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $250,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Obligors or their order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Obligors to account number 292-298-7, for credit to Hub Holdings, Inc., at Harris Trust and Savings Bank, 111 West Monroe Street, P.O. Box 755, Chicago, Illinois 60690-0755, ABA No. 071000288. If at the Closing the Obligors shall fail to tender such Notes to you as provided above in this SECTION 3, or any of the conditions specified in
SECTION 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

SECTION 4.           CONDITIONS TO CLOSING.

         Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

     SECTION 4.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Obligors in this Agreement shall be correct when made and at the time of the Closing.

     SECTION 4.2. PERFORMANCE; NO DEFAULT. The Obligors shall have performed and complied in all Material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by them prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by SCHEDULE 5.14), no Default or Event of Default shall have occurred and be continuing. None of the

Obligors nor any Restricted Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by SECTIONS 9 or 10 hereof had such SECTIONS applied since such date.

         SECTION 4.3.    COMPLIANCE CERTIFICATES.

                   (a) OFFICER'S CERTIFICATE. Each of the Obligors shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in SECTIONS 4.1, 4.2 and 4.10 have been fulfilled.

                   (b) SECRETARY'S CERTIFICATE. Each of the Obligors shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes, this Agreement and the Other Agreements.

                   (c) CONSTITUENT COMPANY GUARANTOR OFFICER'S CERTIFICATE. Each Constituent Company Guarantor shall have delivered to you an Officer's Certificate dated the date of the Closing, certifying that the conditions specified in SECTIONS 4.1, 4.2 and 4.10 have been fulfilled with regard to such Constituent Company Guarantor and the Constituent Company Guaranty.

                   (d) CONSTITUENT COMPANY GUARANTOR SECRETARY'S CERTIFICATE. Each Constituent Company Guarantor shall have delivered to you a Certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Constituent Company Guaranty.

     SECTION 4.4. OPINIONS OF COUNSEL. You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Mayer, Brown & Platt, counsel for the Obligors, covering the matters set forth in
EXHIBIT 4.4(A) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Obligors hereby instruct their counsel to deliver such opinion to you) and (b) from Chapman and Cutler, your special counsel in connection with such transactions, substantially in the form set forth in EXHIBIT 4.4(B) and covering such other matters incident to such transactions as you may reasonably request.

     SECTION 4.5. CONSTITUENT COMPANY GUARANTY AND INTERCREDITOR AGREEMENT; ETC. The Constituent Company Guaranty and the Intercreditor Agreement shall have been duly executed and delivered by the parties thereto and shall be in full force and effect and you shall have received true, correct and complete copies thereof. You shall have received a true, correct and complete copy of the Bank Credit Agreement.

     SECTION 4.6. PURCHASE PERMITTED BY APPLICABLE LAW, ETC. On the date of the Closing your purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of

Governors of the Federal Reserve System) and (c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

     SECTION 4.7. SALE OF OTHER NOTES. Contemporaneously with the Closing, the Obligors shall sell to the Other Purchasers, and the Other Purchasers shall purchase, the Notes to be purchased by them at the Closing as specified in SCHEDULE A.

     SECTION 4.8. PAYMENT OF SPECIAL COUNSEL FEES. Without limiting the provisions of SECTION 15.1, the Obligors shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in SECTION 4.4 to the extent reflected in a statement of such counsel rendered to the Obligors at least one Business Day prior to the Closing.

     SECTION 4.9. PRIVATE PLACEMENT NUMBER. Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

     SECTION 4.10. CHANGES IN CORPORATE STRUCTURE. Except as specified in
SCHEDULE 4.10, none of the Obligors nor any Constituent Company Guarantor shall have changed its respective jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in SCHEDULE 5.5.

     SECTION 4.11. FUNDING INSTRUCTIONS. At least three Business Days prior to the date of the Closing, you shall have received written instructions executed by a Responsible Officer directing the manner of the payment of funds and setting forth (a) the name and address of the transferee bank, (b) such transferee bank's ABA number, (c) the account name and number into which the purchase price for the Notes is to be deposited, and (d) the name and telephone number of the account representative responsible for verifying receipt of such funds.

     SECTION 4.12. YEAR 2000 COMPLIANCE CERTIFICATE. The Public Hub Company shall have delivered to you a certificate in the form required by the Securities Valuation Office of the National Association of Insurance Commissioners addressing in reasonable detail the extent to which the computer applications used by the Public Hub Company or any of its Subsidiaries are able to recognize and perform properly date-sensitive functions involving dates prior to and after December 31, 1999.

     SECTION 4.13. PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

SECTION 5.           REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS.

         The Obligors jointly and severally represent and warrant to you that as of the date hereof:

     SECTION 5.1. ORGANIZATION; POWER AND AUTHORITY. Each of the Obligors is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Obligors has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Notes and to perform the provisions hereof and thereof.

     SECTION 5.2. AUTHORIZATION, ETC. This Agreement, the Other Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Obligors, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Obligors enforceable against the Obligors in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     SECTION 5.3. DISCLOSURE. The Obligors, through their agent, Nesbitt Burns Securities Inc., have delivered to you and each Other Purchaser a copy of a Private Placement Memorandum dated May 1999 (the "MEMORANDUM") relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Public Hub Company and its Subsidiaries. Except as disclosed in SCHEDULE
5.3 and except with respect to financial projections and forecasts, this Agreement, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Obligors in connection with the transactions contemplated hereby and the financial statements listed in SCHEDULE 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. All financial projections and forecasts contained in the Memorandum were based on information the Public Hub Company believes to be accurate and calculated in a manner the Public Hub Company believes to be reasonable. Since December 31, 1998, there has been no change in the financial condition, operations, business or properties of the Public Hub Company or any Subsidiary except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Obligors that would reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Obligors specifically for use in connection with the transactions contemplated hereby.

     SECTION 5.4. ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES; AFFILIATES. (a) SCHEDULE 5.4 contains (except as noted therein) a complete and correct list (i) of the Restricted Subsidiaries, showing, as to each Restricted Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Public Hub Company and each other Restricted Subsidiary, (ii) of the Obligors' Affiliates, other than Restricted Subsidiaries and (iii) of the Obligors' directors and senior officers.

         (b) All of the outstanding shares of capital stock or similar equity interests of each Restricted Subsidiary shown in SCHEDULE 5.4 as being owned by the Public Hub Company and the Restricted Subsidiaries have been duly authorized, validly issued, are fully paid and nonassessable and are owned by the Public Hub Company or Restricted Subsidiary free and clear of any Lien (except as otherwise disclosed in SCHEDULE 5.4).

         (c) Each Restricted Subsidiary identified in SCHEDULE 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Restricted Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

         (d) No Restricted Subsidiary is a party to, or otherwise subject to, any legal restriction or any agreement (other than this Agreement, the agreements listed on SCHEDULE 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Restricted Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Public Hub Company or any Restricted Subsidiary that owns outstanding shares of capital stock or similar equity interests of such Restricted Subsidiary.

     SECTION 5.5. FINANCIAL STATEMENTS. The Public Hub Company has delivered to each Purchaser copies of the financial statements of the Public Hub Company and its Subsidiaries listed on SCHEDULE 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Public Hub Company and its Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

     SECTION 5.6. COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC. The execution, delivery and performance by the Obligors of this Agreement and the Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Public Hub Company or any Restricted Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Public Hub Company or any Restricted Subsidiary is bound or by which the Public Hub Company or any

Restricted Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Public Hub Company or any Restricted Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Public Hub Company or any Subsidiary.

     SECTION 5.7. GOVERNMENTAL AUTHORIZATIONS, ETC. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Obligors of this Agreement or the Notes.

     SECTION 5.8. LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS. (a) Except as disclosed in SCHEDULE 5.8 there are no actions, suits or proceedings pending or, to the knowledge of the Obligors, threatened against or affecting the Public Hub Company or any Restricted Subsidiary or any property of the Public Hub Company or any Restricted Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         (b) Neither the Public Hub Company nor any Restricted Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     SECTION 5.9. TAXES. The Public Hub Company and the Restricted Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes, filings and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested diligently, in good faith by appropriate proceedings and with respect to which the Public Hub Company or a Restricted Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Obligors know of no basis for any other tax or assessment that would reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Public Hub Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. Except for the ongoing audit of the tax return of Hub City St. Louis, L.P. with respect to the 1996 tax year and the prospective audit of the tax return of Hub City Philadelphia, L.P. with respect to the 1997 tax year, neither of which audits is expected to result in a Material liability, no tax return of the Public Hub Company or any Restricted Subsidiary is currently being examined by the Internal Revenue Service and neither the Public Hub Company nor any Restricted Subsidiary has been requested by the Internal Revenue Service nor has agreed to extend the statute of limitations with respect to any taxable year.

     SECTION 5.10. TITLE TO PROPERTY; LEASES. The Public Hub Company and the Restricted Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in SECTION 5.5 or purported to have been acquired by the Public Hub Company or any Restricted Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

     SECTION 5.11. LICENSES, PERMITS, ETC. Except as disclosed in SCHEDULE 5.11,

                   (a) the Public Hub Company and the Restricted Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

                   (b) to the best knowledge of the Obligors, no product of the Public Hub Company or its Restricted Subsidiaries infringes in any Material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

                   (c) to the best knowledge of the Obligors, there is no Material violation by any Person of any right of the Public Hub Company or any of its Restricted Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Public Hub Company or any of its Restricted Subsidiaries.

     SECTION 5.12. COMPLIANCE WITH ERISA. (a) The Public Hub Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and would not reasonably be expected to result in a Material Adverse Effect. Neither the Public Hub Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Public Hub Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Public Hub Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

         (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in Section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

         (c) The Public Hub Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

         (d) The expected post-retirement benefit obligation (determined as of the last day of the Public Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Obligors and the Restricted Subsidiaries is not Material.

         (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975(c)(1)(A)-(D) of the Code. The representation by the Obligors in the first sentence of this SECTION 5.12(E) is made in reliance upon and subject to the accuracy of your representation in
SECTION 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

     SECTION 5.13. PRIVATE OFFERING BY THE OBLIGORS. None of the Obligors nor anyone acting on their behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you, the Other Purchasers and not more than 51 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. None of the Obligors nor anyone acting on their behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act. Each reference in this SECTION
5.13 to the term Notes shall include a reference to the Constituent Company Guaranty.

     SECTION 5.14. USE OF PROCEEDS; MARGIN REGULATIONS. The Obligors will apply the proceeds of the sale of the Notes as set forth in SCHEDULE 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Obligors in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 2% of the value of the consolidated assets of any of the Obligors and the Restricted Subsidiaries and the Obligors do not have any present intention that margin stock will constitute more than 2% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

     SECTION 5.15. EXISTING DEBT; FUTURE LIENS. (a) SCHEDULE 5.15 sets forth a complete and correct list of all outstanding Debt of the Public Hub Company and the Restricted Subsidiaries as of June 1, 1999, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Public Hub Company or the Restricted Subsidiaries. Neither the Public Hub Company nor any Restricted Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Public Hub Company or such Restricted Subsidiary the aggregate principal amount of which exceeds $50,000 and no event or condition exists with respect to any Debt of the Public Hub Company or any Restricted Subsidiary the aggregate principal amount of which exceeds $50,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

         (b) Except as disclosed in SCHEDULE 5.15, neither the Public Hub Company nor any Restricted Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien (other than Liens permitted by SECTION 10.5).

     SECTION 5.16. FOREIGN ASSETS CONTROL REGULATIONS, ETC. Neither the sale of the Notes by the Obligors hereunder nor their use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

     SECTION 5.17. STATUS UNDER CERTAIN STATUTES. Neither the Public Hub Company nor any Restricted Subsidiary is an "investment company" registered or required to be registered subject to regulation under the Investment Company Act of 1940, as amended, or is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended, in a manner that would impair the ability of the Obligors to incur the Indebtedness contemplated hereby.

     SECTION 5.18. NOTES RANK PARI PASSU. The obligations of the Obligors under this Agreement and the Notes rank at least PARI PASSU in right of payment with all other senior unsecured Debt (actual or contingent) of the Obligors, including, without limitation, all senior unsecured Debt of the Obligors described in SCHEDULE 5.15 hereto.

     SECTION 5.19. ENVIRONMENTAL MATTERS. Neither the Public Hub Company nor any Restricted Subsidiary has knowledge of any claim or has received any written notice of any claim, and, to the knowledge of the Obligors, after due inquiry, no proceeding has been instituted raising any claim against the Public Hub Company or any of the Restricted Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing:

                   (a) neither the Public Hub Company nor any Restricted Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect;

                   (b) neither the Public Hub Company nor any of the Restricted Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or has disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that would reasonably be expected to result in a Material Adverse Effect; and

                   (c) all buildings on all real properties now owned, leased or operated by the Public Hub Company or any of the Restricted Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply would not reasonably be expected to result in a Material Adverse Effect.

SECTION 6.           REPRESENTATIONS OF THE PURCHASER.

     SECTION 6.1. PURCHASE FOR INVESTMENT. You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof; PROVIDED that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Obligors are not required to register the Notes.

     SECTION 6.2. SOURCE OF FUNDS. You represent that at least one of the following statements is an accurate representation as to each source of funds (a "SOURCE") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

                   (a) the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan, all plans maintained by the same employer or employee organization or an affiliate thereof, as defined in Section V(a)(1) of PTE 95-60, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with your state of domicile; or

                   (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Obligors in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                   (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of

         Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part l(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Obligors and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Obligors in writing pursuant to this paragraph (c); or

                   (d) the Source is a governmental plan; or

                   (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Obligors in writing pursuant to this paragraph (e); or

                   (f) the Source does not include plan assets of any "employee benefit plan" subject to Title I of ERISA or any "plan" within the meaning of Section 4975(e)(1) of the Code, other than a plan exempt from the coverage of ERISA and Section 4975 of the Code.


SECTION 7.           INFORMATION AS TO THE PUBLIC HUB COMPANY.

     SECTION 7.1. FINANCIAL AND BUSINESS INFORMATION. The Public Hub Company shall deliver to each holder of Notes that is an Institutional Investor:

                   (a) QUARTERLY STATEMENTS -- within 45 days after the end of each quarterly fiscal period in each fiscal year of the Public Hub Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

                            (i) a consolidated balance sheet of the Public Hub
                  Company and the Restricted Subsidiaries as at the end of such quarter, and

                           (ii) consolidated statements of income, changes in
                  shareholders' equity and cash flows of the Public Hub Company and the Restricted Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer of the Public Hub Company as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments; PROVIDED that delivery within the time period specified above of copies of the Public Hub Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this SECTION 7.1(A), so long as such Forms 10-Q contain quarterly statements reflecting the financial position and results of operations of the Public Hub Company and the Restricted Subsidiaries for such quarters;

                   (b) ANNUAL STATEMENTS -- within 90 days after the end of each fiscal year of the Public Hub Company, duplicate copies of:

                            (i) a consolidated balance sheet of the Public Hub
                  Company and the Restricted Subsidiaries, as at the end of such year, and

                           (ii) consolidated statements of income, changes in
                  shareholders' equity and cash flows of the Public Hub Company and the Restricted Subsidiaries, for such year,

         setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by:

                                     (1) an opinion thereon of independent
                           certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                                     (2) a certificate of such accountants
                           stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit),

         PROVIDED that the delivery within the time period specified above of the Public Hub Company's Annual Report on Form 10-K for such fiscal year (together with the Public Hub Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause (2) above, shall be deemed to satisfy the requirements of this SECTION 7.1(B), so long as such Annual Reports to shareholders and such Forms 10-K together contain annual statements reflecting the financial position and results of operations of the Public Hub Company and the Restricted Subsidiaries for such years;

                   (c) SEC AND OTHER REPORTS -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Public Hub Company or any Restricted Subsidiary to its public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each final prospectus and all amendments thereto filed by the Public Hub Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Public Hub Company or any Subsidiary to the public concerning developments that are Material;

                   (d) NOTICE OF DEFAULT OR EVENT OF DEFAULT -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in
         SECTION 11(G), a written notice specifying the nature and period of existence thereof and what action the Public Hub Company is taking or proposes to take with respect thereto;

                   (e) ERISA MATTERS -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Public Hub Company or an ERISA Affiliate proposes to take with respect thereto:

                            (i) with respect to any Plan, any reportable event,
                  as defined in Section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                           (ii) the taking by the PBGC of steps to institute, or
                  the threatening by the PBGC of the institution of, proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Public Hub Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                          (iii) any event, transaction or condition that could
                  result in the incurrence of any liability by the Public Hub Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the

                  Public Hub Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect;

                   (f) NOTICES FROM GOVERNMENTAL AUTHORITY -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to any Obligor or any Restricted Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that would reasonably be expected to have a Material Adverse Effect; and

                   (g) REQUESTED INFORMATION -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Public Hub Company or any of its Subsidiaries or relating to the ability of the Obligors to perform their obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes, including without limitation, such information as is required by SEC Rule 144A under the Securities Act to be delivered to the prospective transferee of the Notes.

     SECTION 7.2. OFFICER'S CERTIFICATE. Each set of financial statements delivered to a holder of Notes pursuant to SECTION 7.1(A) or SECTION 7.1(B) hereof shall be accompanied by a certificate of a Senior Financial Officer of the Public Hub Company setting forth:

                   (a) COVENANT COMPLIANCE -- the information (including detailed calculations) required in order to establish whether the Public Hub Company was in compliance with the requirements of SECTIONS
         10.1 through and including 10.4, 10.5(H) AND (I) AND 10.6(B), inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such SECTIONS, and the calculation of the amount, ratio or percentage then in existence); and

                   (b) EVENT OF DEFAULT -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Public Hub Company and the Restricted Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Public Hub Company or any Restricted Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Public Hub Company shall have taken or proposes to take with respect thereto.

     SECTION 7.3. INSPECTION. The Public Hub Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

                   (a) NO DEFAULT -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Public Hub Company, to visit the principal executive office of the Public Hub Company, to discuss the affairs, finances and accounts of the Public Hub Company and the Restricted Subsidiaries with any of the Public Hub Company's officers, and (with the consent of any of the Public Hub Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of any of the Public Hub Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Public Hub Company and each Restricted Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; PROVIDED that all such meetings with independent public accountants, a representative of the Obligors is entitled to, but need not, be in attendance and that the holders shall use reasonable efforts to provide notice to the Obligors and their Subsidiaries so as to not be unreasonably burdensome to the Obligors and their Subsidiaries; and

                   (b) DEFAULT -- if a Default or Event of Default then exists, at the expense of the Public Hub Company, to visit and inspect any of the offices or properties of the Public Hub Company or any Restricted Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances, prospects and accounts with their respective officers and independent public accountants (and by this provision the Public Hub Company authorizes said accountants to discuss the affairs, finances and accounts of the Public Hub Company and the Restricted Subsidiaries), all at such times and as often as may be requested; PROVIDED that all such meetings with independent public accountants, a representative of the Obligors is entitled to, but need not, be in attendance and that the holders shall use reasonable efforts to provide notice to the Obligors and their Subsidiaries so as to not be unreasonably burdensome to the Obligors and their Subsidiaries.

     SECTION 7.4. REPORTING TREATMENT OF UNRESTRICTED SUBSIDIARIES. Notwithstanding anything to the contrary contained in this Agreement, so long as the Unrestricted Subsidiaries continue to own, in the aggregate, less than 5% of Consolidated Total Assets and contribute less than 5% of Consolidated Net Income in any fiscal period, the Public Hub Company shall be permitted to include, for purposes of the financial reporting requirements contained in SECTIONS 7.1(A) and (B), and only for purposes of such SECTIONS (and in no event for purposes of determining compliance with any of the covenants contained in Sections 9 or 10 hereof), the financial information of such entities on a consolidated basis. If at any time the Unrestricted Subsidiaries shall own, in the aggregate, 5% or more of Consolidated Total Assets or contribute 5% or more of Consolidated Net Income in any fiscal period, the Public Hub Company shall either: (a) provide consolidating financial statements setting forth separately the financial information for the Unrestricted Subsidiaries for such period, together with the financial information of such entities on a consolidated basis for purposes of the financial reporting requirements contained in SECTIONS 7.1(A) and (B) and only for purposes of such SECTIONS (and in no event for purposes of determining compliance with any of the covenants contained in SECTIONS 9 and 10 hereof) or
(b) exclude the financial information on a consolidated basis for the

Unrestricted Subsidiaries from the consolidated financial statements required to be delivered by the Public Hub Company for such period pursuant to SECTIONS 7.1(A) and (B). In no event shall the Public Hub Company include financial information of the Unrestricted Subsidiaries for purposes of any determination of compliance with any of the covenants contained in SECTIONS 9 or 10 hereof.

SECTION 8.           PREPAYMENT OF THE NOTES.

     SECTION 8.1. REQUIRED PREPAYMENTS. In addition to paying the entire then outstanding principal amount and interest due on the Notes on the maturity date thereof, the Obligors agree that on June 25, 2005 and on each June 25 thereafter to and including June 25, 2008, the Obligors will prepay $10,000,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Notes at par and without payment of the Make-Whole Amount or any premium; PROVIDED that upon any partial prepayment of the Notes pursuant to SECTION 8.2, the principal amount of each required prepayment of the Notes becoming due under this SECTION 8.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase.

     SECTION 8.2. OPTIONAL PREPAYMENTS WITH MAKE WHOLE-AMOUNT. The Obligors may, at their option, upon notice as provided below, prepay at any time any part of, the Notes, in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Public Hub Company will give each holder of Notes written notice of each optional prepayment under this
SECTION 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with SECTION 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer of the Public Hub Company as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Public Hub Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer of the Public Hub Company specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

     SECTION 8.3. CHANGE IN CONTROL. (a) NOTICE OF CHANGE IN CONTROL OR CONTROL EVENT. The Public Hub Company will, within five Business Days after any Responsible Officer of the Public Hub Company has knowledge of the occurrence of any Change in Control or Control Event, give written notice of such Change in Control or Control Event to each holder of Notes unless notice in respect of such Change in Control (or the Change in Control contemplated by such Control Event) shall have been given pursuant to subparagraph (b) of this SECTION 8.3. If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (c) of this SECTION 8.3 and shall be accompanied by the certificate described in subparagraph (g) of this Section.

         (b) CONDITION TO PUBLIC HUB COMPANY'S ACTION. The Public Hub Company will not take any action that consummates or finalizes a Change in Control unless (i) at least 30 days prior to such action the Public Hub Company shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in subparagraph (c) of this SECTION 8.3, accompanied by the certificate described in subparagraph (g) of this SECTION 8.3, and (ii) contemporaneously with such action, they prepay all Notes required to be prepaid in accordance with this SECTION 8.3.

         (c) OFFER TO PREPAY NOTES. The offer to prepay Notes contemplated by subparagraphs (a) and (b) of this SECTION 8.3 shall be an offer to prepay, in accordance with and subject to this SECTION 8.3, all, but not less than all, the Notes held by each holder (in this case only, "HOLDER" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the "PROPOSED PREPAYMENT DATE"). If such Proposed Prepayment Date is in connection with an offer contemplated by subparagraph (a) of this SECTION 8.3, such date shall be not less than 30 days and not more than 120 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the first Business Day after the 45th day after the date of such offer).

         (d) ACCEPTANCE. A holder of Notes may accept the offer to prepay made pursuant to this SECTION 8.3 by causing a notice of such acceptance to be delivered to the Public Hub Company not later than 21 days after receipt by such holder of the most recent offer of prepayment. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this SECTION 8.3 shall be deemed to constitute a rejection of such offer by such holder.

         (e) PREPAYMENT. Prepayment of the Notes to be prepaid pursuant to this
SECTION 8.3 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment, but without Make-Whole Amount or other premium. The prepayment shall be made on the Proposed Prepayment Date except as provided in subparagraph (f) of this SECTION 8.3.

         (f) DEFERRAL PENDING CHANGE IN CONTROL. The obligation of the Obligors to prepay Notes pursuant to the offers required by subparagraph (c) and accepted in accordance with subparagraph (d) of this SECTION 8.3 is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made. In the event that such Change in Control has not occurred on the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until, and shall be made on, the date on which such Change in Control occurs. The Public Hub Company shall keep each holder of Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Change in Control and the prepayment are expected to occur, and (iii) any determination by the Public Hub Company that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this SECTION 8.3 in respect of such Change in Control shall be deemed rescinded).

         (g) OFFICER'S CERTIFICATE. Each offer to prepay the Notes pursuant to this SECTION 8.3 shall be accompanied by a certificate, executed by a Senior

Financial Officer of the Public Hub Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this SECTION 8.3; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this SECTION 8.3 have been fulfilled; and (vi) in reasonable detail, the nature and date or proposed date of the Change in Control.

         (h) EFFECT ON REQUIRED PREPAYMENT. The amount of each payment of principal of the Notes made pursuant to this SECTION 8.3 shall be applied against and reduce each of the then remaining principal payments due pursuant to
SECTION 8.1 by a percentage equal to the aggregate principal amount of the Notes so paid divided by the aggregate principal amount of the Notes outstanding immediately prior to such payment.

         (i) CERTAIN DEFINITIONS. A "CHANGE IN CONTROL" shall be deemed to have occurred if:

                   (i) any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act), other than the Public Hub Control Group, (1) become the "beneficial owners" (as such term is used in Rule 13d-3 under the Exchange Act as in effect on the date of the Closing), directly or indirectly, of more than 50% of the total voting power of all classes then outstanding of any of the Public Hub Company's Voting Stock, or (2) acquire after the date of the Closing
         (x) the power to elect, appoint or cause the election or appointment of at least a majority of the members of the board of directors of the Public Hub Company, through beneficial ownership of the capital stock of the Public Hub Company or otherwise, or (y) all or substantially all of the properties and assets of the Public Hub Company, or

                  (ii) the Public Hub Company shall at any time cease directly or indirectly to own at least 100% of the Voting Stock of each of Hub Chicago and Hub Holdings.

         "CONTROL EVENT" means:

                   (i) the execution by any of the Obligors, any of their Subsidiaries or Affiliates or any member of the Public Hub Control Group of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change in Control,

                  (ii) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control, or

                 (iii) the making of any written offer by any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the date of the Closing) to the holders of the common stock of the Public Hub Company which offer, if accepted by the requisite number of holders, would result in a Change in Control.

         "PUBLIC HUB CONTROL GROUP" means: Phillip C. Yeager, the descendants of Phillip C. Yeager (whether natural or adopted), any spouse of any of the foregoing, any estate of any of the foregoing, any trust for the benefit of one or more of the foregoing and any Person, all of the outstanding equity securities of which are owned by any one or more of the foregoing and Senior Management.

         (j) All calculations contemplated in this SECTION 8.3 involving the capital stock of any Person shall be made with the assumption that all convertible Securities of such Person then outstanding and all convertible Securities issuable upon the exercise of any warrants, options and other rights outstanding at such time were converted at such time and that all options, warrants and similar rights to acquire shares of capital stock of such Person were exercised at such time.

         (k) Anything contained in this SECTION 8.3 to the contrary notwithstanding, in the event that an Event of Default has occurred and is continuing and any holder of the Notes accepts an offer for prepayment pursuant to this SECTION 8.3 without knowledge that an Event of Default has occurred and is continuing, such holder of the Notes shall be deemed to have accepted such offer of prepayment not at par but, notwithstanding the terms of this SECTION 8.3, with interest accrued to date of prepayment and the Make-Whole Amount, if any.

     SECTION 8.4. ALLOCATION OF PARTIAL PREPAYMENTS. In the case of each partial prepayment of the Notes pursuant to SECTION 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment. All partial prepayments made pursuant to SECTION 8.3 shall be applied only to the Notes of the holders who have elected to participate in such prepayment.

     SECTION 8.5. MATURITY; SURRENDER, ETC. In the case of each prepayment of Notes pursuant to this SECTION 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Obligors shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Public Hub Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

     SECTION 8.6. PURCHASE OF NOTES. The Obligors will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Obligors will promptly cancel all Notes acquired by any of them or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

     SECTION 8.7. MAKE-WHOLE AMOUNT. The term "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted

Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal; PROVIDED that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                  "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to SECTION 8.2 or has become or is declared to be immediately due and payable pursuant to
         SECTION 12.1, as the context requires.

                  "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                  "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, 1.00% in the case of any prepayment of the Notes pursuant to SECTION 8.2 and .50% in any other case, over in each such case the yield to maturity implied by (a) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page PX7" of the Bloomberg Financial Markets Services Screen (or, if not available, any other national recognized trading screen reporting on-line intraday trading in the U.S. Treasury securities) for actively traded on-the-run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15
         (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between (1) the actively traded on-the-run U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded on-the-run U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

                  "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (ii) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                  "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date; PROVIDED that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to SECTION 8.2 or 12.1.

                  "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to SECTION 8.2 or has become or is declared to be immediately due and payable pursuant to SECTION 12.1, as the context requires.

SECTION 9.           AFFIRMATIVE COVENANTS.

         The Public Hub Company covenants that so long as any of the Notes are outstanding:

     SECTION 9.1. COMPLIANCE WITH LAW. The Public Hub Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA and all Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership and operation of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     SECTION 9.2. INSURANCE. The Public Hub Company will, and will cause each of its Restricted Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

     SECTION 9.3. MAINTENANCE OF PROPERTIES. The Public Hub Company will, and will cause each of its Restricted Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times; PROVIDED that this SECTION shall not prevent the Public Hub Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Public Hub Company has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     SECTION 9.4. PAYMENT OF TAXES AND CLAIMS. The Public Hub Company will, and will cause each of its Restricted Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Public Hub Company or any Subsidiary; PROVIDED that neither the Public Hub Company nor any Subsidiary need pay any such tax or assessment or claims or make any such filing if (a) the amount, applicability or validity thereof is contested by the Public Hub Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Public Hub Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Public Hub Company or such Subsidiary or (b) the nonpayment of all such taxes and assessments and the non-filing of all such returns in the aggregate would not reasonably be expected to have a Material Adverse Effect.

     SECTION 9.5. CORPORATE EXISTENCE, ETC. The Public Hub Company will at all times preserve and keep in full force and effect its corporate existence. Subject to SECTION 10.6, the Public Hub Company will at all times preserve and keep in full force and effect the corporate existence of each of the Subsidiaries (unless merged into the Public Hub Company or a Wholly-owned Restricted Subsidiary) and all rights and franchises of the Public Hub Company and its Subsidiaries unless, in the good faith judgment of the Public Hub Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect; PROVIDED, HOWEVER, that any Hub Partnership may be dissolved or liquidated if such dissolution or liquidation would not have a Material Adverse Effect and upon such dissolution or liquidation the assets of such Hub Partnership are transferred to an Obligor or a Constituent Company Guarantor.

     SECTION 9.6. NATURE OF BUSINESS. None of the Public Hub Company nor any Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Public Hub Company and the Subsidiaries would be substantially changed from the general nature of the business engaged in by the Public Hub Company and the Subsidiaries on the date of this Agreement.

     SECTION 9.7. NOTES TO RANK PARI PASSU. The Notes and all other obligations of the Obligors under this Agreement are and at all times shall remain direct and unsecured obligations of the Obligors ranking PARI PASSU with all other present and future unsecured Debt (actual or contingent) of the Obligors which is not expressed to be subordinate or junior in rank to any other unsecured Debt of the Obligors.

     SECTION 9.8. GUARANTIES BY ADDITIONAL SUBSIDIARIES. The Public Hub Company will cause each Person which after the date of the Closing delivers a Guaranty to any Banks in respect of the Bank Credit Agreement to concurrently enter into the Constituent Company Guaranty, and within three Business Days thereafter shall deliver to the holders of the Notes the following items:

                   (a) an executed counterpart of the Constituent Company Guaranty or joinder agreement in respect of the Constituent Company Guaranty, as appropriate;

                   (b) a certificate signed by the President, a Vice President or another authorized Responsible Officer of such Subsidiary making representations and warranties to the effect of those contained in SECTIONS 5.1, 5.2, 5.6 AND 5.7, but solely with respect to such Subsidiary and the Constituent Company Guaranty or such joinder agreement, as applicable;

                   (c) such documents and evidence with respect to such Subsidiary as the Required Holders may reasonably request in order to establish the existence and good standing of such Subsidiary and the authorization of the transactions contemplated by the Constituent Company Guaranty or such joinder agreement, as applicable;

                   (d) an opinion of counsel satisfactory to the Required Holders to the effect that the Constituent Company Guaranty or such joinder agreement, as applicable, has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of such Subsidiary enforceable in accordance with its terms, except as an enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles; and

                   (e) an executed counterpart of the Intercreditor Agreement or joinder agreement, as appropriate, pursuant to which such Subsidiary and its obligations under the Constituent Company Guaranty become subject to the terms of the Intercreditor Agreement.

     SECTION 9.9. YEAR 2000 ASSESSMENT. The Public Hub Company will take reasonable action to remedy any failure by its computer-based and other systems to effectively process dates, including dates before, on and after January 1, 2000, without experiencing any Year 2000 Problem to the extent such failure is within the Public Hub Company's power to remedy and the failure to remedy such failure would reasonably be expected to have a Material Adverse Effect on the Public Hub Company and its Subsidiaries taken as a whole. At the request of the Required Holders, the Public Hub Company will provide the Required Holders with such information as the Required Holders may reasonably request as to the capability of the Public Hub Company and its Subsidiaries to conduct its business and operations before, on and after January 1, 2000, without experiencing a Year 2000 Problem causing a Material Adverse Effect on the Public Hub Company and its Subsidiaries taken as a whole.

SECTION 10.          NEGATIVE COVENANTS.

         The Public Hub Company covenants that so long as any of the Notes are outstanding:

     SECTION 10.1. CONSOLIDATED NET WORTH. The Public Hub Company and its Restricted Subsidiaries will not, at any time, permit Consolidated Net Worth to be less than the sum of (a) $105,000,000, PLUS (b) 25% of Consolidated Net Income computed on a cumulative basis for each of the elapsed fiscal quarters ending after September 30, 1999; PROVIDED that notwithstanding that Consolidated Net Income for any such elapsed fiscal quarter may be a deficit figure, no reduction as a result thereof shall be made in the sum to be maintained pursuant hereto.

     SECTION 10.2. FIXED CHARGE COVERAGE RATIO. The Public Hub Company and its Restricted Subsidiaries will not at any time permit the ratio of (a) Consolidated EBITDAR for the immediately preceding four consecutive fiscal quarter period to (b) Consolidated Fixed Charges for such four consecutive fiscal quarter period to be less than (i) 1.30 to 1.00 during the period from and including the date of the Closing through and including December 31, 2000,
(ii) 1.50 to 1.00 during the period from and including January 1, 2001 through and including December 31, 2001, and (iii) 1.60 to 1.00 thereafter.

     SECTION 10.3. CASH FLOW LEVERAGE RATIO. The Public Hub Company and its Restricted Subsidiaries will not at any time permit the ratio of Consolidated Debt to Consolidated EBITDA for the immediately preceding four consecutive fiscal quarter period to exceed (a) 3.85 to 1.00 during the period from and including the date of the Closing through and including December 30, 1999, (b)
3.50 to 1.00 during the period from and including December 31, 1999 through and including December 30, 2000, and (c) 3.00 to 1.00 thereafter.

     SECTION 10.4. LIMITATION ON DEBT OF RESTRICTED SUBSIDIARIES. The Public Hub Company will not permit any Restricted Subsidiary to create, issue, assume, guarantee or otherwise incur or in any manner become liable in respect of any Debt, unless at the time of creation, issuance, assumption, guarantee, or incurrence thereof and after giving effect thereto and to the application of the proceeds thereof:

                   (a) Consolidated Priority Debt (including the Priority Debt then to be created or incurred) would not exceed 15% of Consolidated Net Worth; and

                   (b) no Default or Event of Default would exist.

     SECTION 10.5. LIMITATION ON LIENS. The Public Hub Company will not, and will not permit any Restricted Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, except:

                  (a) Liens arising by statute in connection with worker's compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges and Liens in the nature of good faith cash deposits in connection with tenders, contracts or leases to which the Public Hub Company or any of its Restricted Subsidiaries is a party or other cash deposits required to be made in the ordinary course of business, PROVIDED in each case that the obligation is not for borrowed money and that the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor;

                  (b) mechanics', workmen's, materialmen's, landlord's, carriers' and other similar Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest;

                  (c) the pledge of assets for the purpose of securing an appeal, stay or discharge in the course of any legal proceeding, PROVIDED that the aggregate amount of liabilities of the Public Hub Company and its Restricted Subsidiaries secured by a pledge of assets permitted under this subsection, including interest and penalties thereon, if any, shall not be in excess of $1,000,000 at any one time outstanding or, if in excess of $1,000,000, is secured by assets (including cash) not at any time exceeding $1,000,000 in value;

                  (d) banker's Liens and similar Liens (including set-off rights) in respect of bank deposits;

                  (e) the retained interest of a lessor in connection with any lease;

                  (f) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which do not materially detract from the value of the property subject thereto;

                  (g) Liens existing as of the date of the Closing and described on SCHEDULE 5.15 hereto;

                  (h) Liens created or incurred after the date of the Closing given to secure the payment of the purchase price incurred in connection with the acquisition or purchase or the cost of construction of property or of assets useful and intended to be used in carrying on the business of the Public Hub Company or a Restricted Subsidiary, including Liens existing on such property or assets at the time of acquisition thereof or at the time of completion of construction, as the case may be, whether or not such existing Liens were given to secure the payment of the acquisition or purchase price or cost of construction, as the case may be, of the property or assets to which they attach; PROVIDED that (i) the Lien shall attach solely to the property or assets acquired, purchased or constructed, (ii) such Lien shall have been created or incurred within six months of the date of acquisition or purchase or completion of construction, as the case may be, (iii) at the time of acquisition or purchase or of completion of construction of such property or assets, the aggregate amount remaining unpaid on all Debt secured by Liens on such property or assets, whether or not assumed by the Public Hub Company or a Restricted Subsidiary, shall not exceed an amount equal to 100% of the lesser of the total purchase price or fair market value at the time of acquisition or purchase (as determined in good faith by the Board of Directors of the Public Hub Company) or the cost of construction on the date of completion thereof, and (iv) at the time of creation, issuance, assumption, guarantee or incurrence of any Debt secured by such Lien and after giving effect thereto and to the application of the proceeds thereof, no Default or Event of Default would exist; and

                   (i) Liens created or incurred after the date of the Closing given to secure Debt of the Public Hub Company or any Restricted Subsidiary in addition to the Liens permitted by the preceding clauses
         (a) through (f) hereof; PROVIDED that at the time of creation, issuance, assumption, guarantee or incurrence of the Debt secured by such Lien and after giving effect thereto and to the application of the proceeds thereof, (i) no Default or Event of Default would exist and
         (ii) Consolidated Priority Debt (including the Priority Debt then to be created or incurred) would not exceed 15% of Consolidated Net Worth.

     SECTION 10.6. MERGERS, CONSOLIDATIONS; SALES OF ASSETS; AND ACQUISITIONS.
(a) The Public Hub Company will not, and will not permit any Restricted Subsidiary to, consolidate with or be a party to a merger with any other Person, or sell, lease or otherwise dispose of all or substantially all of its assets; PROVIDED that:

                   (i) any Restricted Subsidiary may merge or consolidate with or into the Public Hub Company or any Wholly-owned Restricted Subsidiary so long as in (1) any merger or consolidation involving the Public Hub Company, the Public Hub Company shall be the surviving or continuing corporation and (2) in any merger or consolidation involving a Wholly-owned Restricted Subsidiary (and not the Public Hub Company), the Wholly-owned Restricted Subsidiary shall be the surviving or continuing corporation; and

                  (ii) the Public Hub Company may consolidate or merge with or into any other corporation if (1) the corporation which results from such consolidation or merger (the "SURVIVING CORPORATION") is organized under the laws of any state of the United States or the District of Columbia, (2) the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observation of all of the covenants in the Notes and this Agreement to be performed or observed by the Public Hub Company are expressly assumed in writing by the Surviving Corporation and the Surviving Corporation shall furnish to the holders of the Notes an opinion of counsel satisfactory to such holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the Surviving Corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, (3) the due and punctual payment of principal of and premium, if any, and interest on all of the Notes, according to their tenor, and due and punctual performance and observance of all of the covenants in the Notes and in this Agreement to be performed or observed by the other Obligors are confirmed in writing by such other Obligors, (4) the due and punctual performance and observation of all of the covenants in the Constituent Company Guaranty to be performed and observed by the Constituent Company

         Guarantors are confirmed in writing by each of the Constituent Company Guarantors, and (5) at the time of such consolidation or merger and immediately after giving effect thereto no Default or Event of Default would exist.

         (b) The Public Hub Company will not, and will not permit any Restricted Subsidiary to, sell, lease, transfer, abandon or otherwise dispose of assets (except assets sold in the ordinary course of business for fair market value); PROVIDED that the foregoing restrictions do not apply to:

                   (i) the sale, lease, transfer or other disposition of assets of a Restricted Subsidiary to any Obligor or a Wholly-owned Restricted Subsidiary; or

                  (ii) the sale of assets for cash or other property to a Person or Persons other than an Affiliate if all of the following conditions are met:

                            (1) such assets (valued at net book value) do not,
                  together with all other assets of the Public Hub Company and the Restricted Subsidiaries previously disposed of during the immediately preceding fiscal year (other than in the ordinary course of business), exceed 10% of Consolidated Total Assets, and such assets (valued at net book value) do not, together with all other assets of the Public Hub Company and the Restricted Subsidiaries previously disposed of during the period from the date of this Agreement to and including the date of the sale of such assets (other than in the ordinary course of business), exceed 25% of Consolidated Total Assets, in each such case determined as of the end of the immediately preceding fiscal year;

                            (2) in the opinion of the Public Hub Company's Board
                  of Directors, the sale is for fair value and is in the best interests of the Public Hub Company; and

                            (3) immediately after the consummation of the
                  transaction and after giving effect thereto, no Default or Event of Default would exist;

         PROVIDED, HOWEVER, that for purposes of the foregoing calculation, there shall not be included any assets the proceeds of which were or are applied within twelve months of the date of sale of such assets to either (A) the acquisition of assets of a similar nature and useful and intended to be used in the operation of the business of the Public Hub Company and the Restricted Subsidiaries as described in SECTION 9.6 and having a fair market value (as determined in good faith by the Board of Directors of the Public Hub Company) at least equal to that of the assets so disposed of or (B) the prepayment at any applicable prepayment premium, on an equal and ratable basis, of Senior Debt of the Obligors. It is understood and agreed by the Obligors that any such proceeds paid and applied to the prepayment of the Notes as hereinabove provided shall be prepaid as and to the extent provided in SECTION 8.2.

     SECTION 10.7. TRANSACTIONS WITH AFFILIATES. The Obligors and the Hub Partnership shall not, nor shall the Public Hub Company permit any Subsidiary to, enter into any contract, agreement or business arrangement within any of its Affiliates on terms and conditions which are less favorable to (a) in the case of transaction between any Obligor and an Affiliate, to such Obligor then would be usual and customary in similar contracts or agreements between Persons not affiliated with each other, (b) in the case of a transaction between any Constituent Company Guarantor and an Affiliate (other than an Obligor) to such Constituent Company Guarantor than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other and (c) in a case of a transaction between any of the Obligors, their Subsidiaries or any of the Hub Partnerships (other than an Obligor or a Constituent Company Guarantor (and an Affiliate) other than an Obligor or a Constituent Company Guarantor) to any of Obligors, their Subsidiaries or any Hub Partnership than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other.

     SECTION 10.8. DESIGNATION OF SUBSIDIARIES. The Public Hub Company may designate or redesignate any Unrestricted Subsidiary as a Restricted Subsidiary and may designate or redesignate any Restricted Subsidiary as an Unrestricted Subsidiary; PROVIDED that: (a) the Public Hub Company shall have given not less than 10 days' prior written notice to the holders of the Notes that a Senior Financial Officer of the Public Hub Company has made such determination, (b) at the time of such designation or redesignation and immediately after giving effect thereto, no Default or Event of Default would exist, (c) in the case of the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and after giving effect thereto, (i) such Unrestricted Subsidiary so designated shall not, directly or indirectly, own any Debt or capital stock of the Public Hub Company or any Restricted Subsidiary and (ii) such designation shall be deemed a sale of assets and shall be permitted by the provisions of SECTION 10.6(B), (d) in the case of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary and after giving effect thereto: (i) all outstanding Debt of such Restricted Subsidiary so designated shall be permitted within the limitations of SECTION 10.4 (notwithstanding that any such Debt was outstanding as of the date of Closing) and (ii) all existing Liens of such Restricted Subsidiary so designated shall be permitted within the applicable limitations of
SECTION 10.5 (other than SECTION 10.5(G), notwithstanding that any such Lien existed as of the date of Closing), (e) Hub Chicago and Hub Holdings shall at all times remain Restricted Subsidiaries, and (f) no Restricted Subsidiary may be or be designated as an Unrestricted Subsidiary more than once and no Unrestricted Subsidiary may be or be designated as a Restricted Subsidiary more than once.

     SECTION 10.9. LIMITATION ON TRANSPORTABLE CONTAINER LEASES. Neither the Public Hub Company nor any of its Restricted Subsidiaries shall enter into any lease (as lessee) of transportable containers having a term (including terms of renewal or extension at the option of the lessor, whether or not such option has been exercised) expiring more than three (3) years after the commencement of the initial term, unless the Public Hub Company or its Restricted Subsidiary, as the case may be, has the unqualified right under such lease to terminate such lease without cause within thirty (30) days from its notice to the lessor of its intention to exercise such option to terminate.

SECTION 11.          EVENTS OF DEFAULT.

         An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

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

                   (a) the Obligors default in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

                   (b) the Obligors default in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

                   (c) the Public Hub Company defaults in the performance of or compliance with any term contained in SECTIONS 7.1(D), 8.3, 10.1 through 10.3 and 10.6; or

                   (d) any Obligor defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this SECTION 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer of any Obligor obtaining actual knowledge of such default and (ii) any Obligor receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of SECTION 11); or

                   (e) the Constituent Company Guaranty or the Intercreditor Agreement shall cease to be in full force and effect for any reason whatsoever (otherwise than in accordance with its express terms), including, without limitation, a determination by any Governmental Authority that the Constituent Company Guaranty or the Intercreditor Agreement is invalid, void or unenforceable or any Constituent Company Guarantor shall contest or deny in writing the validity or enforceability of any of its obligations under the Constituent Company Guaranty; or

                   (f) any representation or warranty made in writing by or on behalf of any Obligor or any Constituent Company Guarantor or by any officer of any Obligor or any Constituent Company Guarantor in this Agreement or in the Constituent Company Guaranty or in any writing furnished in connection with the transactions contemplated hereby proves to have been false, misleading or incorrect in any material respect on the date as of which made; or

                   (g) (i) any Obligor or any Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt that is outstanding in an aggregate principal amount of at least $5,000,000 beyond any period of grace provided with respect thereto, or
         (ii) any Obligor or any Restricted Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt in an aggregate outstanding principal amount of at least $5,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists which constitutes a default under any such mortgage, indenture or other agreement, and as a result thereof the holders of such Debt may declare it to be due and payable prior to its expressed maturity or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), (1) any Obligor or any Restricted Subsidiary has become obligated to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $5,000,000, or (2) one or more Persons have the right to require any Obligor or any Restricted Subsidiary so to purchase or repay such Debt; or

                   (h) any Obligor or any Restricted Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

                   (i) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by any Obligor or any of the Restricted Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of any Obligor or any of the Restricted Subsidiaries, or any such petition shall be filed against any Obligor or any of the Restricted Subsidiaries and such petition shall not be dismissed within 60 days; or

                   (j) a final judgment or judgments for the payment of money aggregating in excess of $5,000,000 (excluding for purposes of such determination such amount of any insurance proceeds paid by or on behalf of any Obligor or any of the Restricted Subsidiaries in respect of such judgment or judgments or unconditionally acknowledged in writing to be payable by the insurance carrier that issued the related insurance policy) are rendered against one or more of any Obligor or the Restricted Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

                   (k) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA Section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified any Obligor or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $2,000,000, (iv) any Obligor or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) any Obligor or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) any Obligor or any Restricted Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of any Obligor or any Restricted Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect.

As used in SECTION 11(K), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 12.          REMEDIES ON DEFAULT, ETC.

     SECTION 12.1. ACCELERATION. (a) If an Event of Default with respect to the Obligors described in paragraph (h) or (i) of SECTION 11 (other than an Event of Default described in clause (i) of paragraph (h) or described in clause (vi) of paragraph (h) by virtue of the fact that such clause encompasses clause (i) of paragraph (h)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

         (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 50% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Public Hub Company, declare all the Notes then outstanding to be immediately due and payable.

         (c) If any Event of Default described in paragraph (a) or (b) of
SECTION 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Public Hub Company, declare all the Notes held by it or them to be immediately due and payable.

         Upon any Note's becoming due and payable under this SECTION 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (i) all accrued and unpaid interest thereon and (ii) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Obligors acknowledge, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Obligors (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount by the Obligors in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

     SECTION 12.2. OTHER REMEDIES. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under SECTION 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

     SECTION 12.3. RESCISSION. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of SECTION 12.1, the holders of not less than 51% in principal amount of the Notes then outstanding, by written notice to the Public Hub Company, may rescind and annul any such declaration and its consequences if (a) the Obligors have paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to SECTION 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this SECTION
12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

     SECTION 12.4. NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Obligors under SECTION 15, the Obligors will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this SECTION 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

SECTION 13.          REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

     SECTION 13.1. REGISTRATION OF NOTES. The Public Hub Company, as agent and attorney-in-fact for the other Obligors pursuant to this SECTION 13.1, 13.2 and 13.3, which each of Hub Chicago and Hub Holdings hereby appoints as its agent and attorney-in-fact as herein contemplated by its execution of this Agreement, shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Public Hub Company shall not be affected by any notice or knowledge to the contrary. The Public Hub Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

     SECTION 13.2. TRANSFER AND EXCHANGE OF NOTES. Upon surrender of any Note at the principal executive office of the Public Hub Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Public Hub Company shall, and shall cause the other Obligors to, execute and deliver, at the Obligors' expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of EXHIBIT 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Public Hub Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $250,000; PROVIDED that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $250,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in SECTIONS 6.1 AND 6.2.

     SECTION 13.3. REPLACEMENT OF NOTES. Upon receipt by the Public Hub Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

                   (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (PROVIDED that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                   (b) in the case of mutilation, upon surrender and cancellation thereof, the Obligors at their own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated
Note if no interest shall have been paid thereon.

SECTION 14.          PAYMENTS ON NOTES.

     SECTION 14.1. PLACE OF PAYMENT. Subject to SECTION 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Lombard, Illinois at the principal office of the Public Hub Company in such jurisdiction. The Public Hub Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either a principal office of the Public Hub Company in the United States of America or the principal office of a bank or trust company in the United States of America.

     SECTION 14.2. HOME OFFICE PAYMENT. So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in SECTION 14.1 or in such Note to the contrary, the Obligors will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in SCHEDULE A, or by such other method or at such other address as you shall have from time to time specified to the Public Hub Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Public Hub Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Public Hub Company at its principal executive office or at the place of payment most recently designated by the Public Hub Company pursuant to SECTION 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Public Hub Company in exchange for a new Note or Notes pursuant to SECTION 13.2. The Public Hub Company will afford the benefits of this SECTION 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this SECTION 14.2.

SECTION 15.          EXPENSES, ETC.

     SECTION 15.1. TRANSACTION EXPENSES. Whether or not the transactions contemplated hereby are consummated, the Obligors will pay all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees of one special counsel representing you and the Other Purchasers as a group and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, or the Notes, the Constituent Company Guaranty or the Intercreditor Agreement (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes, the Constituent Company Guaranty or the Intercreditor Agreement or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes, the Constituent Company Guaranty or the Intercreditor Agreement, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of any Obligor or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes, the Constituent Company Guaranty and the Intercreditor Agreement. The Obligors will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by you).

     SECTION 15.2. SURVIVAL. The obligations of the Obligors under this SECTION 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Notes, the Constituent Company Guaranty or the Intercreditor Agreement, and the termination of this Agreement, the Constituent Company Guaranty and the Intercreditor Agreement.

SECTION 16.          SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE
                     AGREEMENT.

         All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of any of the Obligors pursuant to this Agreement shall be deemed representations and warranties of the Obligors under this Agreement. Subject to the preceding sentence, this Agreement, the Notes, the Constituent Company Guaranty and the Intercreditor Agreement embody the entire agreement and understanding between you and the Obligors and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17.          AMENDMENT AND WAIVER.

     SECTION 17.1. REQUIREMENTS. This Agreement, the Notes, the Constituent Company Guaranty and the Intercreditor Agreement may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Obligors and the Required Holders, except that (a) no amendment or waiver of any of the provisions of SECTION 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of SECTION 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of SECTIONS 8, 11(A), 11(B), 12, 17 or 20.

     SECTION 17.2.    SOLICITATION OF HOLDERS OF NOTES.

         (a) SOLICITATION. The Public Hub Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Public Hub Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this SECTION 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

         (b) PAYMENT. The Obligors will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

     SECTION 17.3. BINDING EFFECT, ETC. Any amendment or waiver consented to as provided in this SECTION 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Obligors without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between any of the Obligors and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

     SECTION 17.4. NOTES HELD BY OBLIGORS, ETC. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Obligors or any of their Affiliates shall be deemed not to be outstanding.

SECTION 18.          NOTICES.

         All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                   (i) if to you or your nominee, to you or it at the address specified for such communications in SCHEDULE A, or at such other address as you or it shall have specified to the Public Hub Company in writing,

                  (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Public Hub Company in writing, or

                 (iii) if to the Obligors, c/o the Public Hub Company at its address set forth at the beginning hereof to the attention of the Chief Financial Officer, or at such other address as the Public Hub Company shall have specified to the holder of each Note in writing.

Notices under this SECTION 18 will be deemed given only when actually received.

SECTION 19.          REPRODUCTION OF DOCUMENTS.

         This Agreement, the Constituent Company Guaranty, the Intercreditor Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Obligors agree and stipulate that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This SECTION 19 shall not prohibit the Obligors or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20.          CONFIDENTIAL INFORMATION.

         For the purposes of this SECTION 20, "CONFIDENTIAL INFORMATION" means information delivered to you by or on behalf of any Obligor or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified in writing when received by you as being confidential information of any Obligor or such Subsidiary; PROVIDED that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any Person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by any Obligor or any Subsidiary or (d) constitutes financial statements delivered to you under
SECTION 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you; PROVIDED that you may deliver or disclose Confidential Information to (i) your directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this SECTION 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which you offer to purchase any security of any of the Obligors (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this
SECTION 20), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this SECTION 20 as though it were a party to this Agreement. On reasonable request by the Public Hub Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Public Hub Company embodying the provisions of this SECTION 20.

SECTION 21.          SUBSTITUTION OF PURCHASER.

         You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Public Hub Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in SECTION 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this SECTION 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Public Hub Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this SECTION 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

SECTION 22.          MISCELLANEOUS.

     SECTION 22.1. SUCCESSORS AND ASSIGNS. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

     SECTION 22.2. PAYMENTS DUE ON NON-BUSINESS DAYS. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

     SECTION 22.3. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 22.4. CONSTRUCTION. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

         Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made by any Obligor for the purposes of this Agreement, the same shall be done by any Obligor in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

     SECTION 22.5. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

     SECTION 22.6. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF ILLINOIS, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

                                    * * * * *

         If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Public Hub Company, whereupon the foregoing shall become a binding agreement between you and the Obligors.

                                       Very truly yours,

                                       HUB GROUP, INC.
                                       HUB CITY TERMINALS, INC.
                                       HUB HOLDINGS, INC.


                                       By_______________________________________
                                         Title:  Chief Executive Officer of each
                                         of the above companies

Accepted as of ____________________.


                                   [VARIATION]



                                       By_______________________________________
                                         Its

                                  DEFINED TERMS

         As used herein, the following terms have the respective meanings set forth below or set forth in the SECTION hereof following such term:

         "ACQUIRED BUSINESS" is defined in the definition of Consolidated
EBITDA.

         "AFFILIATE" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Public Hub Company or any Subsidiary or any Person of which the Public Hub Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "AFFILIATE" is a reference to an Affiliate of the Public Hub Company.

         "BANK CREDIT AGREEMENT" means that certain Credit Agreement dated as of April 30, 1999 among the Obligors, the Banks and Harris Trust & Savings Bank, individually and as agent, as from time to time amended, supplemented, extended, renewed or replaced.

         "BANK GUARANTY" means the Guaranty contained in Section 10 of the Bank Credit Agreement binding upon each Borrower, each Hub Partnership, the Subsidiaries and other members of the Hub Group (as each such term is defined in the Bank Credit Agreement) and any other Guaranty Agreement entered into pursuant to said Section 10.

         "BANKS" means each Bank and other financial institution which is from time to time a party to the Bank Credit Agreement.

         "BUSINESS DAY" means (a) for the purposes of SECTION 8.7 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Chicago, Illinois are required or authorized to be closed.

         "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

         "CHANGE OF CONTROL" is defined in SECTION 8.3(I).

         "CLOSING" is defined in SECTION 3.

                                  SCHEDULE B
                          (to Note Purchase Agreement)

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

         "CONFIDENTIAL INFORMATION" is defined in SECTION 20.

         "CONSOLIDATED DEBT" means all Debt of the Public Hub Company and the Restricted Subsidiaries, determined on a consolidated basis after eliminating intercompany items.

         "CONSOLIDATED EBITDA" for any period means the sum of (a) Consolidated Net Income during such period PLUS (to the extent deducted in determining Consolidated Net Income), (b) all provisions for any Federal, state or local income taxes made by the Public Hub Company and the Restricted Subsidiaries during such period, (c) all provisions for depreciation and amortization (other than amortization of debt discount) made by the Public Hub Company and the Restricted Subsidiaries during such period, (d) Consolidated Interest Expense during such period, (e) Minority Interest Expense, and (f) all other non-cash charges during such period on the books of the Public Hub Company and its Restricted Subsidiaries in accordance with GAAP to the extent the aggregate amount of such other non-cash charges do not exceed $2,500,000 during any period of four consecutive fiscal quarters of the Public Hub Company (prorated appropriately downward (or upward) for any shorter (or longer) period). For purposes of calculations under SECTION 10.3, Consolidated EBITDA shall be adjusted for the period in respect of which any such calculation is being made to give effect to (i) the audited "EBITDA" (determined in a manner consistent with the definition of "Consolidated EBITDA" contained in this Agreement) of any business entity acquired by the Public Hub Company or any Restricted Subsidiary (the "ACQUIRED BUSINESS") and (ii) all Debt incurred by the Public Hub Company or any Restricted Subsidiary in connection with such acquisition, and shall be computed as if the Acquired Business had been a Restricted Subsidiary throughout the period and all Debt incurred in connection with such acquisition had been incurred at the beginning of such period in respect of which such calculation is being made. Without limiting the foregoing, Consolidated EBITDA shall also be adjusted for the period in respect of which any such calculation is being made to eliminate (1) the audited "EBITDA" of any Subsidiary or other property or assets disposed of by the Public Hub Company or any Restricted Subsidiary (the "TRANSFERRED BUSINESS") and (2) Debt relating to such Subsidiary, property or assets, as the case may be, and shall be computed as if the Transferred Business had been transferred at the beginning of such period in respect of which such calculation is being made. In the case of any business entity acquired during the twelve calendar month period immediately preceding the date of any determination hereunder whose financial records are not, and are not required to be in accordance with applicable laws, rules and regulations, audited by the Public Hub Company's independent public accountants at the time of the acquisition thereof, the Public Hub Company shall base such determination upon the Public Hub Company's internally audited net earnings of such business entity for the immediately preceding fiscal year or the net earnings of such business entity as audited by such business entity's independent auditors for the immediately preceding fiscal year.

         "CONSOLIDATED EBITDAR" for any period means the sum of (a) Consolidated Net Income during such period, PLUS (to the extent deducted in determining Consolidated Net Income) (b) all provisions for any Federal, state or local income taxes made by the Public Hub Company and the Restricted Subsidiaries during such period, (c) all provisions for depreciation and amortization (other than amortization of debt discount) made by the Public Hub Company and the Restricted Subsidiaries during such period, (d) Consolidated Interest Expense during such period, (e) all Rentals (other than Rentals on Capital Leases) payable during such period by the Public Hub Company and the Restricted Subsidiaries, (f) Minority Interest Expense, and (g) all other non-cash charges during such period on the books of the Public Hub Company and its Restricted Subsidiaries in accordance with GAAP to the extent the aggregate amount of such other non-cash charges do not exceed $2,500,000 during any period of four consecutive fiscal quarters of the Public Hub Company (prorated appropriately downward (or upward) for any shorter (or longer) period). Consolidated EBITDAR shall not be adjusted to take into account earnings or interest of an Acquired Business that were earned or accrued prior to its becoming an Acquired Business.

         "CONSOLIDATED FIXED CHARGES" for any period means on a consolidated basis the sum of (a) all Rentals (other than Rentals on Capital Leases) payable during such period by the Public Hub Company and the Restricted Subsidiaries, and (b) Consolidated Interest Expense payable during such period.

         "CONSOLIDATED INTEREST EXPENSE" means for any period all interest (including the interest component on Rentals on Capital Leases) and all amortization of debt discount and expense on any particular Debt (including, without limitation, payment-in-kind, zero coupon and other like Securities) of the Public Hub Company and the Restricted Subsidiaries for which such calculations are being made MINUS interest income earned during such period. Computations of Consolidated Interest Expense on a PRO-FORMA basis for Debt having a variable interest rate shall be calculated at the rate in effect on the date of any determination.

         "CONSOLIDATED NET INCOME" means, with reference to any period, the net income (or loss) of the Public Hub Company and the Restricted Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Public Hub Company and the Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Public Hub Company and the Restricted Subsidiaries in accordance with GAAP.

          "CONSOLIDATED NET WORTH" means, as of the date of any determination thereof, the amount of stockholders' equity of the Public Hub Company and the Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED PRIORITY DEBT" means all Priority Debt of the Public Hub Company and the Restricted Subsidiaries determined on a consolidated basis after eliminating inter-company items.

         "CONSOLIDATED TOTAL ASSETS" means as of the date of any determination thereof, total assets of the Public Hub Company and the Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

         "CONSTITUENT COMPANY GUARANTOR" is defined in SECTION 2.2.

         "CONSTITUENT COMPANY GUARANTY" is defined in SECTION 2.2.

         "CONTROL EVENT" is defined in SECTION 8.3(H).

         "DEBT" with respect to any Person means, at any time, without duplication,

                   (a) its liabilities for borrowed money (including mandatorily redeemable preferred stock);

                   (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                   (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

                   (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

                   (e) all its liabilities in respect of unreimbursed drawings under letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

                   (f) the economic risk valuation of Swaps of such Person (after giving effect to netting); and

                   (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof of another Person.

Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

         "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

         "DEFAULT RATE" means that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2% over the rate of interest publicly announced by Harris Trust and Savings Bank in Chicago, Illinois as its "base" or "prime" rate.

         "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

         "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Public Hub Company under Section 414 of the Code.

         "EVENT OF DEFAULT" is defined in SECTION 11.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "GAAP" means generally acceptable accounting principles, consistently applied, as in effect from time to time in the United States.

         "GOVERNMENTAL AUTHORITY" means

                   (a) the government of

                            (i) the United States of America or any State or
                  other political subdivision thereof, or

                           (ii) any jurisdiction in which any Obligor or any
                  Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of any Obligor or any Subsidiary, or

                   (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

         "GUARANTY" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Debt, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

                   (a) to purchase such Debt or obligation or any property constituting security therefor;

                   (b) to advance or supply funds (i) for the purchase or payment of such Debt or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Debt or obligation;

                   (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Debt or obligation of the ability of any other Person to make payment of the Debt or obligation; or

                   (d) otherwise to assure the owner of such Debt or obligation against loss in respect thereof.

In any computation of the Debt or other liabilities of the obligor under any Guaranty, the Debt or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

         "HAZARDOUS MATERIAL" means any and all pollutants, toxic or hazardous wastes or any other substances, including all substances listed in or regulated in any Environmental Law that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, regulated, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

         "HOLDER" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Obligors pursuant to
SECTION 13.1.

         "HUB CHICAGO" is defined in the introductory paragraph hereof.

         "HUB DISTRIBUTION" means Hub Group Distribution Services, an Illinois partnership.

         "HUB HOLDING" is defined in the introductory paragraph hereof.

         "HUB PARTNERSHIP" means each limited partnership, limited liability partnership or limited liability company in which Hub Chicago is a general partner (or equivalent member in the case of a limited liability company or partnership) engaged in the business of arranging for the movement of customer's freight by intermodal container or trailer or by truck. The parties hereto acknowledge and agree that by virtue of the foregoing definition, Hub Distribution is not a Hub Partnership.

         "INSTITUTIONAL INVESTOR" means (a) any original purchaser of a Note,
(b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

         "INTERCREDITOR AGREEMENT" is defined in SECTION 2.2.

         "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

         "MAKE-WHOLE AMOUNT" is defined in SECTION 8.7.

         "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets or properties of the Public Hub Company and its Subsidiaries taken as a whole.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Public Hub Company and its Subsidiaries taken as a whole, or (b) the ability of the Obligors to perform their obligations under this Agreement and the Notes, or
(c) the validity or enforceability of this Agreement or the Notes.

         "MEMORANDUM" is defined in SECTION 5.3.

         "MINORITY INTEREST EXPENSE" means (a) the percentage of each Hub Partnership's (other than Hub Partnerships wholly-owned by the Public Hub Company or Hub Holdings) income before taxes allocable to the limited partners of such Hub Partnership and (b) the percentage of Hub Distribution's income before taxes allocable to the partners of Hub Distribution (other than the Public Hub Company and Hub Chicago).

         "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

         "NOTES" is defined in SECTION 1.

         "OBLIGORS" is defined in the introductory paragraph hereof.

         "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Public Hub Company or any Constituent Company Guarantor, as the case may be, whose responsibilities extend to the subject matter of such certificate.

         "OTHER AGREEMENTS" is defined in SECTION 2.

         "OTHER PURCHASERS" is defined in SECTION 2.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

         "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

         "PLAN" means an "employee benefit plan" (as defined in Section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Public Hub Company or any ERISA Affiliate or with respect to which the Public Hub Company or any ERISA Affiliate may have any liability.

         "PRIORITY DEBT" means (a) any Debt of the Public Hub Company secured by a Lien created or incurred within the limitations of SECTION 10.5(I) and (b) any Debt of Restricted Subsidiaries (excluding Debt (i) owed by a Restricted Subsidiary to the Public Hub Company or any other Wholly-owned Restricted Subsidiary and (ii) evidenced by the Constituent Company Guaranty or by the Bank Guaranty, PROVIDED that the proceeds realized from the enforcement of any of such Guaranties shall be subject to the terms of the Intercreditor Agreement).

         "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

         "PROPOSED PREPAYMENT DATE" is defined in SECTION 8.3(C).

         "PUBLIC HUB COMPANY" is defined in the introductory paragraph hereof.

         "PUBLIC HUB COMPANY CONTROL GROUP" is defined in SECTION 8.3(I).

         "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

         "RENTALS" means as of the date of any determination thereof all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Public Hub Company or a Restricted Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Public Hub Company or a Restricted Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "PERCENTAGE LEASES" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

         "REQUIRED HOLDERS" means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by any Obligor or any of its respective Affiliates).

         "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of any Obligor with responsibility for the administration of the relevant portion of this Agreement.

         "RESTRICTED SUBSIDIARY" means (a) Hub Chicago and Hub Holdings and (b) any other Subsidiary of which more than 50% of the voting stock or other ownership interests is owned by the Public Hub Company or a Restricted Subsidiary, unless such Person has been specifically designated by the Public Hub Company as an Unrestricted Subsidiary; PROVIDED that any designation of a Subsidiary as a Restricted Subsidiary shall be in compliance with SECTION 10.8.

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

         "SECURITY" has the same meaning as in Section 2(1) of the Securities
Act.

         "SENIOR DEBT" means all Debt of the Obligors which is not expressed to be subordinate or junior in right of payment to any other Debt of the Obligors.

         "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer, assistant treasurer or comptroller of the Public Hub Company.

          "SENIOR MANAGEMENT" shall mean the president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice president of the Public Hub Company in charge of a principal business unit, division or function (such as sales, administration or finance) and any other officer who performs a policy-making function for the Public Hub Company.

         "SUBSIDIARY" means, as to any Person, any corporation, partnership, limited liability company, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries. Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Public Hub Company.

         "SURVIVING CORPORATION" is defined in SECTION 10.6(A)(II).

         "SWAPS" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

         "TRANSFERRED BUSINESS" is defined in the definition of Consolidated EBITDA.

         "UNRESTRICTED SUBSIDIARY" means any Subsidiary which is not a Restricted Subsidiary.

         "VOTING STOCK" means Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

         "WHOLLY-OWNED RESTRICTED SUBSIDIARY" means, at any time, any Restricted Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Public Hub Company and its Wholly-owned Restricted Subsidiaries at such time.

         "YEAR 2000 PROBLEM" means any significant risk that computer hardware, software, or equipment containing embedded microchips essential to the business or operations of the Company or any of its Subsidiaries will not, in the case of dates or time periods occurring after December 31, 1999, function at least as efficiently and reliably as in the case of times or time periods occurring before January 1, 2000, including the making of accurate leap year calculations.

                 SCHEDULE 4.10 - CHANGES IN CORPORATE STRUCTURE




                                      NONE

                      SCHEDULE 5.3 - DISCLOSURE MATERIALS



                                      NONE

                                  SCHEDULE 5.4
        ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES; AFFILIATES


RESTRICTED SUBSIDIARIES

                                   STATE OF ORGANIZATION            % OWNED BY
              NAME                       INCORP.               PUBLIC HUB COMPANY       OTHER OWNERSHIP

Hub City Terminals, Inc.                  Delaware                     100%
("Hub Chicago")

HLX Company, L.L.C.                       Delaware                     50%              50% owned by Hub Holdings

Hub Group Associates, Inc.                Illinois                      0%              Each Hub Partnership and
("HGAI")                                                                                Hub Distribution own 1
                                                                                        share in this entity

Hub Chicago Holdings, Inc.                Delaware                      0%              100% owned by Hub Chicago

Hub Highway Services                Illinois Partnership                0%              Each Hub Partnership is a
                                                                                        partner in this entity

Hub Group Distribution Services     Illinois Partnership              63.05%            Hub Chicago owns 1.95% and
                                                                                        one individual owns the
                                                                                        other 35%
Hub Holdings, Inc.                        Delaware                     100%

Q.S. of Illinois, Inc.                    Illinois                      0%              100% owned by Hub Chicago

Quality Intermodal Corporation             Texas                        0%              100% owned by Hub Holdings

Quality Services, L.L.C.                  Missouri                      0%              75% owned by Hub City St.
                                                                                        Louis, L.P. and 25% owned
                                                                                        by HGAI

Quality Services of Kansas,                Kansas                       0%              75% owned by Hub City
L.L.C.                                                                                  Kansas City, L.P. and 25%
                                                                                        owned by HGAI

Quality Services of New Jersey,          New Jersey                     0%              75% owned by Hub City New
L.L.C.                                                                                  York-New Jersey, L.P. and
                                                                                        25% owned by HGAI

Quality Services of Michigan,             Michigan                      0%              75% owned by Hub City
L.L.C.                                                                                  Detroit, L.P. and 25%
                                                                                        owned by HGAI


Q.S. of Georgia, L.L.C.                   Georgia                       0%              75% owned by Hub City
                                                                                        Atlanta, L.P. and 25%
                                                                                        owned by HGAI

Hub Freight Services, Inc.                Delaware                      0%              100% owned by HGAI


HUB LIMITED PARTNERSHIPS
------------------------

                                                                    % OWNED BY
                                             % OWNED BY HUB             HUB                 JURISDICTION OF
                  NAME                           CHICAGO             HOLDINGS                 ORGANIZATION

Hub City Alabama, L.P.                             30%                  70%                     Delaware
Hub City Atlanta, L.P.                             30%                  70%                     Delaware
Hub City Boston, L.P.                              30%                  70%                     Delaware
Hub City Canada, L.P.                              30%                  70%                     Delaware
Hub City Cleveland, L.P.                           30%                  70%                     Delaware
Hub City Detroit, L.P.                             30%                  70%                     Delaware
Hub City Florida, L.P.                             30%                  70%                     Delaware
Hub City Golden Gate, L.P.                         30%                  70%                     Delaware
Hub City Indianapolis, L.P.                        30%                  70%                     Delaware
Hub City Kansas City, L.P.                         30%                  70%                     Delaware
Hub City Los Angeles, L.P.                         30%                  70%                     Delaware
Hub City Mid Atlantic, L.P.                        30%                  70%                     Delaware
Hub City New Orleans, L.P.                         30%                  70%                     Delaware
Hub City New York-New Jersey, L.P.                 30%                  70%                     Delaware
Hub City North Central, L.P.                       30%                  70%                     Delaware
Hub City Ohio, L.P.                                30%                  70%                     Delaware
Hub City Philadelphia, L.P.                        30%                  70%                     Delaware
Hub City Pittsburgh, L.P.                          30%                  70%                     Delaware
Hub City Portland, L.P.                            30%                  70%                     Delaware
Hub City Rio Grande, L.P.                          30%                  70%                     Delaware
Hub City St. Louis, L.P.                           30%                  70%                     Delaware
Hub City Tennessee, L.P.                           30%                  70%                     Delaware
Hub City Texas, L.P.                               30%                  70%                     Delaware

OBLIGORS' AFFILIATES (OTHER THAN RESTRICTED SUBSIDIARIES LISTED ABOVE)
----------------------------------------------------------------------

HUB HOLDINGS, INC.: None

HUB CITY TERMINALS, INC.: None

HUB GROUP, INC.:

1. The following individuals own the Class B Stock of Hub Group, Inc., which has 20 votes per share:

         Phillip C. Yeager                                                      248,362 shares
         David P. Yeager                                                         82,787 shares
         David P. Yeager, Trustee of the Matthew D. Yeager 1994 GST Trust        36,794 shares
         David P. Yeager, Trustee of the Phillip D. Yeager 1994 GST Trust        36,794 shares
         David P. Yeager, Trustee of the Laura D. Yeager 1994 GST Trust          36,794 shares
         Mark A. Yeager                                                          36,794 shares
         Mark A. Yeager, Trustee of the Alexander B. Yeager 1994 GST Trust       36,794 shares
         Mark A. Yeager, Trustee of the Samantha N. Yeager 1994 GST Trust        36,794 shares
         Debra A. Jensen                                                        110,383 shares

         These stockholders are all party to the "Yeager Family Stockholder Agreement," pursuant to which they have agreed to vote all of their shares of Class B Common Stock in accordance with the vote of the holders of a majority of such shares.

2. The following companies reported on their most recent Form 13Gs that they own more than 10% of Hub Group's Class A Common Stock (note-on March 15, 1999 the Company had 7,009,950 shares of Class A Common Stock outstanding):1

         Strong Capital Management/Richard S. Strong: 706,600 shares (as of February 11, 1999) Capital Guardian Trust Company: 888,000 shares (as of February 8, 1999) Wanger Asset Management, L.P./Wanger Asset Management Ltd./Acorn Investment Trust: 1,438,300 shares (as of February 23, 1999)

OBLIGORS' DIRECTORS AND SENIOR OFFICERS
---------------------------------------

HUB HOLDINGS, INC.:

Directors:        Phillip. C. Yeager
                  David P. Yeager
                  Thomas L. Hardin
Senior Officers:  Phillip. C. Yeager        Chairman of the Board
                  David P. Yeager           Vice Chairman and Chief Executive
                                            Officer
                  Thomas L. Hardin          President and Chief Operating
                                            Officer
                  Mark A. Yeager            Vice President and Secretary
                  Jay E. Parker             Chief Financial Officer, Treasurer
                                            and Vice President - Finance
                  David C. Zeilstra         Assistant Secretary

HUB CITY TERMINALS, INC.:

Directors:        Phillip. C. Yeager
                  David P. Yeager
                  Thomas L. Hardin
                  Gary D. Eppen
                  Charles R. Reaves
                  Martin P. Slack

Senior Officers:  Phillip. C. Yeager        Chairman of the Board
                  David P. Yeager           Vice Chairman and Chief Executive
                                            Officer
                  Thomas L. Hardin          Chief Operating Officer
                  Mark A. Yeager            Vice President and Secretary
                  Jay E. Parker             Chief Financial Officer, Treasurer
                                            and Vice President - Finance
                  David C. Zeilstra         Assistant Secretary

HUB GROUP, INC.:

Directors:        Phillip. C. Yeager
                  David P. Yeager
                  Thomas L. Hardin
                  Gary D. Eppen
                  Charles R. Reaves
                  Martin P. Slack

Senior Officers:  Phillip. C. Yeager        Chairman of the Board
                  David P. Yeager           Vice Chairman and Chief Executive
                                            Officer
                  Thomas L. Hardin          President and Chief Operating
                                            Officer
                  Mark A. Yeager            Division President, Secretary and
                                            General Counsel
                  Jay E. Parker             Chief Financial Officer, Treasurer
                                            and Vice President - Finance
                  Daniel L. Sellers         Executive Vice President -
                                            Information Services and Chief
                                            Information Officer
                  John T. Donnell           Executive Vice President - National
                                            Accounts
                  Robert J. Jensen          Executive Program Director - Year
                                            2000 Program Officer
                  Richard M. Rogan          President- Hub Highway Services and
                                            Executive Vice President - Marketing
                  Daniel Hardman            President of Chicago Region
                  David C. Zeilstra         Assistant Secretary


--------
                  1This Schedule is based on publicly-available information as of the dates stated and may not be accurate as of the Closing Date.

                      SCHEDULE 5.5 - FINANCIAL STATEMENTS



           ALL PUBLICLY FILED FINANCIAL STATEMENTS OF HUB GROUP, INC.

                       SCHEDULE 5.8 - CERTAIN LITIGATION



                                      NONE

                         SCHEDULE 5.11 - PATENTS, ETC.



                                      NONE

                        SCHEDULE 5.14 - USE OF PROCEEDS



$40,000,000 will be used to retire an existing bridge loan from Harris Trust and Savings Bank.

$10,000,000 will be used to pay down the advance taken on the revolving line of credit in connection with the minority interest purchases.

                         SCHEDULE 5.15 - EXISTING DEBT


                                                                 June 1, 1999
                                                                    (000's)
                                                                 ------------

Bank lines of credit                                              $   38,000

Term Debt due in quarterly payments ranging from $1,250,000
 to $2,000,000 with a balloon payment of $17 million on
 March 21, 2004                                                       50,000

Bridge Loan due in one balloon payment of $40,000,000 on
 August 1, 1999; interest is due at time of payment and
 is paid at 8.75%                                                     40,000

Notes payable due in one balloon payment of %5,950,000 on
 April 1, 2001; interest is due annually and is paid
 at 5.6%                                                               5,950

Unsecured balloon notes, interest compounded annually at
 5.45%, interest and principal due March 2001                          2,260

Installment notes payable due through 2001, monthly
 installments ranging from $365 - $16,103, including
 interest, ranging from 2.9% to 12.0%, collateralized
 by certain equipment                                                  1,239

Capital lease obligations, collateralized by certain
 equipment                                                               150
                                                                 ------------
 Total Borrowings                                                 $  137,599

Standby letter of credit                                               1,000
                                                                 ------------
 Total Debt                                                       $  138,599

                                 [FORM OF NOTE]


         THIS NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS NOTE MAY BE OFFERED OR SOLD ONLY IF REGISTERED UNDER SUCH APPLICABLE SECURITIES LAWS OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.


                                 HUB GROUP, INC.
                            HUB CITY TERMINALS, INC.
                               HUB HOLDINGS, INC.


                       8.64% Senior Note due June 25, 2009

No. _________                                                    June 25, 1999
$____________                                                   PPN 44332# AA1

         FOR VALUE RECEIVED, the undersigned, HUB GROUP, INC., a corporation organized and existing under the laws of the State of Delaware (the "PUBLIC HUB COMPANY"), HUB CITY TERMINALS, INC., a corporation organized and existing under the laws of the State of Delaware ("HUB CHICAGO"), and HUB HOLDINGS, INC., a corporation organized and existing under the laws of the State of Delaware ("HUB HOLDINGS"; Hub Holdings, Hub Chicago and Hub Group being hereinafter referred to collectively, as the "OBLIGORS"), hereby promise to pay to ________________, or registered assigns, the principal sum of ________________ DOLLARS on June 25, 2009, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 8.64% per annum from the date hereof, payable quarterly, on the twenty-fifth day of March, June, September and December in each year, commencing with the March 25, June 25, September 25 or December 25 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 10.64% or (ii) 2% over the rate of interest publicly announced by Harris Trust and Savings Bank from time to time in Chicago, Illinois as its "base" or "prime" rate.

         Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Lombard, Illinois or at such other place as the Obligors shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

                                    EXHIBIT 1
                          (to Note Purchase Agreement)

         This Note is one of a series of Senior Notes (herein called the "NOTES") issued pursuant to separate Note Purchase Agreements, dated as of June 15, 1999 (as from time to time amended, the "NOTE PURCHASE AGREEMENTS"), between the Obligors and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in
SECTION 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in SECTIONS 6.1 AND 6.2 of the Note Purchase Agreements.

         This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Obligors may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Obligors will not be affected by any notice to the contrary.

         The Obligors will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

         If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

                                     E-1-2

         THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS AND PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF ILLINOIS, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE WHICH WOULD REQUIRE APPLICATION OF THE LAWS OF THE JURISDICTION OTHER THAN SUCH STATE.


                                       HUB GROUP, INC.
                                       HUB CITY TERMINALS, INC.
                                       HUB HOLDINGS, INC.



                                       By_______________________________________
                                         Title: Chief Executive Officer of each
                                         of the above companies


                                     E-1-3

================================================================================






                          SUBSIDIARY GUARANTY AGREEMENT








                            Dated as of June 25, 1999








        Re:               $50,000,000 8.64% Senior Notes
                                 Due June, 2009
                                       of
                                 HUB GROUP, INC.
                            HUB CITY TERMINALS, INC.
                                       and
                               HUB HOLDINGS, INC.







================================================================================

                                    EXHIBIT 2
                          (to Note Purchase Agreements)

                              TABLE OF CONTENTS

                        (Not a part of the Agreement)

SECTION                            HEADING                              PAGE

Parties................................................................... 1

Recitals.................................................................. 1

SECTION 1.               DEFINITIONS...................................... 2


SECTION 2.               GUARANTY OF NOTES AND NOTE PURCHASE AGREEMENTS... 2


SECTION 3.               GUARANTY OF PAYMENT AND PERFORMANCE.............. 2


SECTION 4.               GENERAL PROVISIONS RELATING TO THE GUARANTY...... 3


SECTION 5.               REPRESENTATIONS AND WARRANTIES OF THE
                         GUARANTORS ...................................... 7


SECTION 6.               AMENDMENTS, WAIVERS AND CONSENTS................. 8


SECTION 7.               NOTICES.......................................... 9


Signature.................................................................11

                          SUBSIDIARY GUARANTY AGREEMENT


         Re:             $50,000,000 8.64% Senior Notes
                                 Due June, 2009
                                       of
                                 Hub Group, Inc.
                            Hub City Terminals, Inc.
                               Hub Holdings, Inc.
            --------------------------------------------------------


         This SUBSIDIARY GUARANTY AGREEMENT dated as of June 25, 1999 (the or this "Guaranty") is entered into on a joint and several basis by each of the undersigned, together with any entity which may become a party hereto by execution and delivery of a Subsidiary Guaranty Supplement in substantially the form set forth as Exhibit A hereto (a "Guaranty Supplement") (which parties are hereinafter referred to individually as a "Guarantor" and collectively as the "Guarantors").


                                    RECITALS

          A. Each Guarantor is a subsidiary of Hub Group, Inc., a Delaware corporation (the "Public Hub Company").

          B. In order to finance certain acquisitions and for general corporate purposes, the Public Hub Company, Hub City Terminals, Inc., a Delaware corporation ("Hub Chicago"), and Hub Holdings, Inc., a Delaware corporation ("Hub Holdings"; Hub Holdings, Hub Chicago and the Public Hub Company being hereinafter referred to collectively as the "Obligors") have entered into those certain Note Purchase Agreements dated as of June 15, 1999 (the "Note Purchase Agreements") between the Obligors and each of the purchasers named on Schedule A thereto (the "Initial Note Purchasers"; the Initial Note Purchasers, together with their successors, assigns or any other future holder of the Notes (as defined below), the "Holders"), providing for, inter alia, the issue and sale by the Obligors to the Initial Note Purchasers of the Obligors' 8.64% Senior Notes due June, 2009 in the aggregate principal amount of $50,000,000 (the "Notes").

          C. The Initial Note Purchasers have required as a condition to their purchase of the Notes that the Public Hub Company cause each of the undersigned to enter into this Guaranty and to cause each Subsidiary (as defined in the Note Purchase Agreements) that after the date hereof delivers a guaranty to the Banks (as defined in the Note Purchase Agreements) to enter into a Guaranty Supplement, in each case as security for the Notes, and the Public Hub Company has agreed to cause each of the undersigned to execute this Guaranty and to cause such Subsidiaries to execute a Guaranty Supplement, in each case in order to induce the Initial Note Purchasers to purchase the Notes and thereby benefit the Public Hub Company and its Subsidiaries by providing funds to finance acquisitions and for general corporate purposes.

          D. Each of the Guarantors will derive substantial direct and indirect benefit from the sale of the Notes to the Initial Note Purchasers.

         NOW, THEREFORE, as required by Sectiona4.5 of the Note Purchase Agreements and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, each Guarantor does hereby covenant and agree, jointly and severally, as follows:

SECTION 1.           DEFINITIONS.

         Capitalized terms used herein shall have the meanings set forth in the Note Purchase Agreements unless herein defined or the context shall otherwise require.

SECTION 2.           GUARANTY OF NOTES AND NOTE PURCHASE AGREEMENTS.

         (a) Each Guarantor jointly and severally does hereby irrevocably, absolutely and unconditionally guarantee unto the Holders: (1) the full and prompt payment of the principal of, premium, if any, and interest on the Notes from time to time outstanding, as and when such payments shall become due and payable whether by lapse of time, upon redemption or prepayment, by extension or by acceleration or declaration or otherwise (including (to the extent legally enforceable) interest due on overdue payments of principal, premium, if any, or interest at the rate set forth in the Notes) in Federal or other immediately available funds of the United States of America which at the time of payment or demand therefor shall be legal tender for the payment of public and private debts, (2) the full and prompt performance and observance by the Obligors of each and all of the obligations, covenants and agreements required to be performed or owed by the Obligors under the terms of the Notes and the Note Purchase Agreements and (3) the full and prompt payment, upon demand by any Holder of all costs and expenses, legal or otherwise (including reasonable attorneys fees), if any, as shall have been expended or incurred in the enforcement of any rights, privileges or liabilities in favor of the Holders under or in respect of the Notes, the Note Purchase Agreements or under this Guaranty or in any consultation or action in connection therewith or herewith.

         (b) The liability of each Guarantor under this Guaranty shall not exceed an amount equal to a maximum amount as will, after giving effect to such maximum amount and all other liabilities of such Guarantor, contingent or otherwise, result in the obligations of such Guarantor hereunder not constituting a fraudulent transfer, obligation or conveyance.

SECTION 3.           GUARANTY OF PAYMENT AND PERFORMANCE.

         This is a guarantee of payment and performance and each Guarantor hereby waives, to the fullest extent permitted by law, any right to require that any action on or in respect of any Note or the Note Purchase Agreements be brought against the Obligors or any other Person or that resort be had to any direct or indirect security for the Notes or for this Guaranty or any other remedy. Any Holder may, at its option, proceed hereunder against any Guarantor in the first instance to collect monies when due, the payment of which is guaranteed hereby, without first proceeding against the Obligors or any other Person and without first resorting to any direct or indirect security for the Notes or for this Guaranty or any other remedy. The liability of each Guarantor hereunder shall in no way be affected or impaired by any acceptance by any

Holder of any direct or indirect security for, or other guaranties of, any Debt, liability or obligation of the Obligors or any other Person to any Holder or by any failure, delay, neglect or omission by any Holder to realize upon or protect any such guarantees, Debt, liability or obligation or any notes or other instruments evidencing the same or any direct or indirect security therefor or by any approval, consent, waiver, or other action taken, or omitted to be taken by any such Holder.

         The covenants and agreements on the part of the Guarantors herein contained shall take effect as joint and several covenants and agreements, and references to the Guarantors shall take effect as references to each of them and none of them shall be released from liability hereunder by reason of the guarantee ceasing to be binding as a continuing security on any other of them.

SECTION 4.           GENERAL PROVISIONS RELATING TO THE GUARANTY.

         (a) Each Guarantor hereby consents and agrees that any Holder or Holders from time to time, with or without any further notice to or assent from any other Guarantor may, without in any manner affecting the liability of any Guarantor under this Guaranty, and upon such terms and conditions as any such Holder or Holders may deem advisable:

                   (1) extend in whole or in part (by renewal or otherwise), modify, change, compromise, release or extend the duration of the time for the performance or payment of any Debt, liability or obligation of the Obligors or of any other Person secondarily or otherwise liable for any Debt, liability or obligations of the Obligors on the Notes, or waive any Default with respect thereto, or waive, modify, amend or change any provision of any other agreement or waive this Guaranty; or

                   (2) sell, release, surrender, modify, impair, exchange or substitute any and all property, of any nature and from whomsoever received, held by, or for the benefit of, any such Holder as direct or indirect security for the payment or performance of any Debt, liability or obligation of the Obligors or of any other Person secondarily or otherwise liable for any Debt, liability or obligation of the Obligors on the Notes; or

                   (3) settle, adjust or compromise any claim of the Obligors against any other Person secondarily or otherwise liable for any Debt, liability or obligation of the Obligors on the Notes.

         Each Guarantor hereby ratifies and confirms any such extension, renewal, change, sale, release, waiver, surrender, exchange, modification, amendment, impairment, substitution, settlement, adjustment or compromise and that the same shall be binding upon it, and hereby waives, to the fullest extent permitted by law, any and all defenses, counterclaims or offsets which it might or could have by reason thereof, it being understood that such Guarantor shall at all times be bound by this Guaranty and remain liable hereunder.

         (b) Each Guarantor hereby waives, to the fullest extent permitted by law:

                   (1) notice of acceptance of this Guaranty by the Holders or of the creation, renewal or accrual of any liability of the Obligors, present or future, or of the reliance of such Holders upon this Guaranty (it being understood that every Debt, liability and obligation described in Sectiona2 hereof shall conclusively be presumed to have been created, contracted or incurred in reliance upon the execution of this Guaranty);

                   (2) demand of payment by any Holder from the Obligors or any other Person indebted in any manner on or for any of the Debt, liabilities or obligations hereby guaranteed; and

                   (3) presentment for the payment by any Holder or any other Person of the Notes or any other instrument, protest thereof and notice of its dishonor to any party thereto and to such Guarantor.

         The obligations of each Guarantor under this Guaranty and the rights of any Holder to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not be subject to any reduction, limitation, impairment or termination, whether by reason of any claim of any character whatsoever or otherwise and shall not be subject to any defense, set-off, counterclaim (other than any compulsory counterclaim), recoupment or termination whatsoever.

         (c) The obligations of the Guarantors hereunder shall be binding upon the Guarantors and their successors and assigns, and shall remain in full force and effect irrespective of:

                   (1) the genuineness, validity, regularity or enforceability of the Notes, the Note Purchase Agreements or any other agreement or any of the terms of any thereof, the continuance of any obligation on the part of the Obligors or any other Person on or in respect of the Notes or under the Note Purchase Agreements or any other agreement or the power or authority or the lack of power or authority of the Obligors to issue the Notes or the Obligors to execute and deliver the Note Purchase Agreements or any other agreement or of any Guarantor to execute and deliver this Guaranty or to perform any of its obligations hereunder or the existence or continuance of the Obligors or any other Person as a legal entity; or

                   (2) any default, failure or delay, willful or otherwise, in the performance by the Obligors, any Guarantor or any other Person of any obligations of any kind or character whatsoever under the Notes, the Note Purchase Agreements, this Guaranty or any other agreement; or

                   (3) any creditors' rights, bankruptcy, receivership or other insolvency proceeding of the Obligors, any Guarantor or any other Person or in respect of the property of the Obligors, any Guarantor or any other Person or any merger, consolidation, reorganization, dissolution, liquidation, the sale of all or substantially all of the assets of or winding up of the Obligors, any Guarantor or any other Person; or

                   (4) impossibility or illegality of performance on the part of the Obligors, any Guarantor or any other Person of its obligations under the Notes, the Note Purchase Agreements, this Guaranty or any other agreements; or

                   (5) in respect of the Obligors or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Obligors or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotion, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any Federal or state regulatory body or agency, change of law or any other causes affecting performance, or any other force majeure, whether or not beyond the control of the Obligors or any other Person and whether or not of the kind hereinbefore specified; or

                   (6) any attachment, claim, demand, charge, Lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, Debt, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against the Obligors, any Guarantor or any other Person or any claims, demands, charges or Liens of any nature, foreseen or unforeseen, incurred by the Obligors, any Guarantor or any other Person, or against any sums payable in respect of the Notes or under the Note Purchase Agreements or this Guaranty, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided; or

                   (7) any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any body, agency, department, official or administrative or regulatory agency of any thereof or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by the Obligors, any Guarantor or any other Person of its respective obligations under or in respect of the Notes, the Note Purchase Agreements, this Guaranty or any other agreement; or

                   (8) the failure of any Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty; or

                   (9) any failure or lack of diligence in collection or protection, failure in presentment or demand for payment, protest, notice of protest, notice of default and of nonpayment, any failure to give notice to any Guarantor of failure of the Obligors, any Guarantor or any other Person to keep and perform any obligation, covenant or agreement under the terms of the Notes, the Note Purchase Agreements, this Guaranty or any other agreement or failure to resort for payment to the Obligors, any Guarantor or to any other Person or to any other guaranty or to any property, security, Liens or other rights or remedies; or

                  (10) the acceptance of any additional security or other guaranty, the advance of additional money to the Obligors or any other Person, the renewal or extension of the Notes or amendments, modifications, consents or waivers with respect to the Notes, the Note Purchase Agreements or any other agreement, or the sale, release, substitution or exchange of any security for the Notes; or

                  (11) any merger or consolidation of the Obligors, any Guarantor or any other Person into or with any other Person or any sale, lease, transfer or other disposition of any of the assets of the Obligors, any Guarantor or any other Person to any other Person, or any change in the ownership of any shares of the Obligors, any Guarantor or any other Person; or

                  (12) any defense whatsoever that: (i) the Obligors or any other Person might have to the payment of the Notes (principal, premium, if any, or interest), other than payment thereof in Federal or other immediately available funds, or (ii) the Obligors or any other Person might have to the performance or observance of any of the provisions of the Notes, the Note Purchase Agreements or any other agreement, whether through the satisfaction or purported satisfaction by the Obligors or any other Person of its debts due to any cause such as bankruptcy, insolvency, receivership, merger, consolidation, reorganization, dissolution, liquidation, winding-up or otherwise, other than the defense of indefeasible payment in full in cash of the Notes; or

                  (13) any act or failure to act with regard to the Notes, the Note Purchase Agreements, this Guaranty or any other agreement or anything which might vary the risk of any Guarantor or any other Person; or

                  (14) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Guarantor or any other Person in respect of the obligations of any Guarantor or other Person under this Guaranty or any other agreement, other than the defense of indefeasible payment in full in cash of the Notes;

provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this Guaranty and the parties hereto that the obligations of each Guarantor shall be absolute and unconditional and shall not be discharged, impaired or varied except by the payment of the principal of, premium, if any, and interest on the Notes in accordance with their respective terms whenever the same shall become due and payable as in the Notes provided, at the place specified in and all in the manner and with the effect provided in the Notes and the Note Purchase Agreements, as each may be amended or modified from time to time. Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Obligors shall default under or in respect of the terms of the Notes or the Note Purchase Agreements and that notwithstanding recovery hereunder for or in respect of any given default or defaults by the Obligors under the Notes or the Note Purchase Agreements, this Guaranty shall remain in full force and effect and shall apply to each and every subsequent default.

         (d) All rights of any Holder may be transferred or assigned at any time and shall be considered to be transferred or assigned at any time or from time to time upon the transfer of such Note whether with or without the consent of or notice to the Guarantors under this Guaranty or to the Obligors.

         (e) To the extent of any payments made under this Guaranty, the Guarantors shall be subrogated to the rights of the Holder or Holders upon whose Notes such payment was made, but each Guarantor covenants and agrees that such right of subrogation shall be junior and subordinate in right of payment to the prior indefeasible final payment in cash in full of all amounts due and owing by the Obligors with respect to the Notes and the Note Purchase Agreements and by the Guarantors under this Guaranty, and the Guarantors shall not take any action to enforce such right of subrogation, and the Guarantors shall not accept any payment in respect of such right of subrogation, until all amounts due and owing by the Obligors under or in respect of the Notes and the Note Purchase Agreements and all amounts due and owing by the Guarantors hereunder have indefeasibly been finally paid in cash in full. If any amount shall be paid to any Guarantor in violation of the preceding sentence at any time prior to the indefeasible payment in cash in full of the Notes and all other amounts payable under the Notes, the Note Purchase Agreements and this Guaranty, such amount shall be held in trust for the benefit of the Holders and shall forthwith be paid to the Holders to be credited and applied to the amounts due or to become due with respect to the Notes and all other amounts payable under the Note Purchase Agreements and this Guaranty, whether matured or unmatured.

         (f) Each Guarantor agrees that to the extent the Obligors or any other Person makes any payment on any Note, which payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to a trustee, receiver, or any other Person under any bankruptcy code, common law, or equitable cause, then and to the extent of such payment, the obligation or the part thereof intended to be satisfied shall be revived and continued in full force and effect with respect to the Guarantors' obligations hereunder, as if said payment had not been made. The liability of the Guarantors hereunder shall not be reduced or discharged, in whole or in part, by any payment to any Holder from any source that is thereafter paid, returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity, or fraud asserted by any account debtor or by any other Person.

         (g) No Holder shall be under any obligation: (1) to marshal any assets in favor of the Guarantors or in payment of any or all of the liabilities of the Obligors under or in respect of the Notes or the obligations of the Guarantors hereunder or (2) to pursue any other remedy that the Guarantors may or may not be able to pursue themselves and that may lighten the Guarantors burden, any right to which each Guarantor hereby expressly waives.

SECTION 5.           REPRESENTATIONS AND WARRANTIES OF THE GUARANTORS.

         Each Guarantor represents and warrants to each Holder that:

         (a) Such Guarantor is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on (1) the business, operations, affairs, financial condition, assets or properties of such Guarantor and its subsidiaries, taken as a whole, or (2) the ability of such Guarantor to perform its obligations under this Guaranty, or (3) the validity or enforceability of this Guaranty (herein in this Section 5, a "Material Adverse Effect"). Such Guarantor has the power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Guaranty and to perform the provisions hereof.

         (b) This Guaranty has been duly authorized by all necessary action on the part of such Guarantor, and this Guaranty constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by
(1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors rights generally and
(2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (c) The execution, delivery and performance by such Guarantor of this Guaranty will not (1) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Guarantor or any of its subsidiaries under any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, charter document or by-law, or any other agreement or instrument to which such Guarantor or any of its subsidiaries is bound or by which such Guarantor or any of its subsidiaries or any of their respective properties may be bound or affected, (2) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Guarantor or any of its subsidiaries or (3) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the such Guarantor or any of its subsidiaries.

         (d) No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by such Guarantor of this Guaranty.

SECTION 6.          AMENDMENTS, WAIVERS AND CONSENTS.

         (a) This Guaranty may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of each Guarantor and the Required Holders.

         (b) The Guarantors will provide each Holder (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof. The Guarantors will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Sectiona6 to each Holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Holders.

         (c) The Obligors will not directly or indirectly pay or cause to be paid any remuneration, whether by way of fee or otherwise, or grant any security, to any Holder as consideration for or as an inducement to the entering into by any Holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each Holder even if such Holder did not consent to such waiver or amendment.

         (d) Any amendment or waiver consented to as provided in this Section 6 applies equally to all Holders and is binding upon them and upon each future holder and upon the Guarantors. No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Guarantors and any Holder nor any delay in exercising any rights hereunder shall operate as a waiver of any rights of any Holder. As used herein, the term "this Guaranty" and references thereto shall mean this Guaranty as it may from time to time be amended or supplemented.

         (e) Solely for the purpose of determining whether the Holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Guaranty, Notes directly or indirectly owned by any Guarantor, the Obligors or any of their respective subsidiaries or Affiliates shall be deemed not to be outstanding.

SECTION 7.           NOTICES.

         All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                   (1) if to an Initial Note Purchaser or such Initial Note Purchaser's nominee, to such Initial Note Purchaser or such Initial Note Purchaser's nominee at the address specified for such communications in Schedule A to the Note Purchase Agreements, or at such other address as such Initial Note Purchaser or such Initial Note Purchaser's nominee shall have specified to any Guarantor or the Obligors in writing,

                   (2) if to any other Holder, to such Holder at such address as such Holder shall have specified to any Guarantor or the Obligors in writing, or

                   (3) if to any Guarantor, to such Guarantor c/o the Public Hub Company at its address set forth at the beginning of the Note Purchase Agreements to the attention of Chief Financial Officer, or at such other address as such Guarantor shall have specified to the Holders in writing.

Notices under this Section 7 will be deemed given only when actually received.

SECTION 8.           MISCELLANEOUS.

         (a) No remedy herein conferred upon or reserved to any Holder is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle any Holder to exercise any remedy reserved to it under the Guaranty, it shall not be necessary for such Holder to physically produce its
Note in any proceedings instituted by it or to give any notice, other than such notice as may be herein expressly required.

         (b) The Guarantors will pay all sums becoming due under this Guaranty by the method and at the address specified in the Note Purchase Agreements, or by such other method or at such other address as any Holder shall have from time to time specified to the Guarantors in writing for such purpose, without the presentation or surrender of this Guaranty or any Note.

         (c) Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

         (d) If the whole or any part of this Guaranty shall be now or hereafter become unenforceable against any one or more of the Guarantors for any reason whatsoever or if it is not executed by any one or more of the Guarantors, this Guaranty shall nevertheless be and remain fully binding upon and enforceable against each other Guarantor as if it had been made and delivered only by such other Guarantors.

         (e) This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of each Holder and its successors and assigns so long as its Notes remain outstanding and unpaid.

         (f) This Guaranty may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

         (g) This Guaranty shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

         IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed by an authorized representative as of this 25th day of June, 1999.


                               QUALITY INTERMODAL CORPORATION
                               HUB CHICAGO HOLDINGS, INC.
                               Q.S. OF ILLINOIS, INC.


                               By:_____________________________________
                                  Name:     David P. Yeager
                                  Title:    Chief Executive Officer for
                                            each of the above Companies


                                HLX COMPANY, LLC



                               By:_____________________________________
                                  Name:     David P. Yeager
                                  Title:    Vice Chairman and Chief
                                            Executive Officer

                                  HUB CITY ALABAMA, L.P.
                                  HUB CITY ATLANTA, L.P.
                                  HUB CITY BOSTON, L.P.
                                  HUB CITY CANADA, L.P.
                                  HUB CITY CLEVELAND, L.P.
                                  HUB CITY DETROIT, L.P.
                                  HUB CITY FLORIDA, L.P.
                                  HUB CITY GOLDEN GATE, L.P.
                                  HUB CITY INDIANAPOLIS, L.P.
                                  HUB CITY KANSAS CITY, L.P.
                                  HUB CITY LOS ANGELES, L.P.
                                  HUB CITY MID ATLANTIC, L.P.
                                  HUB CITY NEW ORLEANS, L.P.
                                  HUB CITY NEW YORK STATE, L.P.
                                  HUB CITY NEW YORK-NEW JERSEY, L.P.
                                  HUB CITY NORTH CENTRAL, L.P.
                                  HUB CITY OHIO, L.P.
                                  HUB CITY PHILADELPHIA, L.P.
                                  HUB CITY PITTSBURGH, L.P.
                                  HUB CITY PORTLAND, L.P.
                                  HUB CITY ST. LOUIS, L.P.
                                  HUB CITY TENNESSEE, L.P.
                                  HUB CITY TEXAS, L.P.

                                  By:  Hub City Terminals, Inc.
                                       Its:  General Partner for each of the
                                             above Partnerships


                                        By:___________________________________
                                             Name:   David P. Yeager
                                             Title:  Chief Executive Officer

                                  Accepted and Agreed:

                            HUB GROUP, INC.
                            HUB CITY TERMINALS, INC.
                            HUB HOLDINGS, INC.



                                  By:________________________________________
                                     Name:    David P. Yeager
                                     Title:   Chief Executive Officer for each
                                              of the above Companies

                         SUBSIDIARY GUARANTY SUPPLEMENT


To the Holders of the 8.64% Senior Notes due June, 2009 of Hub Group, Inc., Hub City Terminals, Inc. and Hub
   Holdings, Inc. (the "Obligors")

Ladies and Gentlemen:

         WHEREAS, in order to finance acquisitions and for general corporate purposes, the Obligors issued their 8.64% Senior Notes, due June, 2009 in the aggregate principal amount of $50,000,000 (the "Notes") pursuant to those certain Note Purchase Agreements dated as of June 15, 1999 (the "Note Purchase Agreements") between the Obligors and each of the purchasers named on Schedule A thereto (the "Initial Note Purchasers").

         WHEREAS, as a condition precedent to their purchase of the Notes, the Initial Note Purchasers required that certain subsidiaries of the Public Hub Company enter into a Subsidiary Guaranty Agreement as security for the Notes (the "Subsidiary Guaranty").

         Pursuant to Sectiona9.8 of the Note Purchase Agreements, the Public Hub Company has agreed to cause the undersigned, ____________, a ____________ organized under the laws of ______________ (the "Additional Guarantor"), to join in the Subsidiary Guaranty. In accordance with the requirements of the Subsidiary Guaranty, the Additional Guarantor desires to amend the definition of Guarantor (as the same may have been heretofore amended) set forth in the Subsidiary Guaranty attached hereto so that at all times from and after the date hereof, the Additional Guarantor shall be jointly and severally liable as set forth in the Subsidiary Guaranty for the obligations of the Obligors under the Note Purchase Agreements and Notes to the extent and in the manner set forth in the Subsidiary Guaranty.

         The undersigned is the duly elected ____________ of the Additional Guarantor, a subsidiary of the Obligors, and is duly authorized to execute and deliver this Guaranty Supplement to each of you. The execution by the undersigned of this Guaranty Supplement shall evidence its consent to and acknowledgment and approval of the terms set forth herein and in the Subsidiary Guaranty and by such execution the Additional Guarantor shall be deemed to have made in favor of the Holders the representations and warranties set forth in Sectiona5 of the Subsidiary Guaranty.

         Upon execution of this Subsidiary Guaranty Supplement, the Subsidiary Guaranty shall be deemed to be amended as set forth above. Except as amended herein, the terms and provisions of the Subsidiary Guaranty are hereby ratified, confirmed and approved in all respects.

                                    EXHIBIT A
                       (to Subsidiary Guaranty Agreement)

         Any and all notices, requests, certificates and other instruments (including the Notes) may refer to the Subsidiary Guaranty without making specific reference to this Subsidiary Guaranty Supplement, but nevertheless all such references shall be deemed to include this Subsidiary Guaranty Supplement unless the context shall otherwise require.

         Dated:  _________________, _____.



                                       [NAME OF ADDITIONAL GUARANTOR]



                                       By__________________________________
                                         Its

================================================================================





                             INTERCREDITOR AGREEMENT


                                      AMONG


                                    THE BANKS




                                       AND




                                 THE NOTEHOLDERS


         Re:              $50,000,000 8.64% Senior Notes
                                 Due June, 2009
                                       of
                                 HUB GROUP, INC.
                            HUB CITY TERMINALS, INC.
                                       and
                               HUB HOLDINGS, INC.

                            Dated as of June 25, 1999







================================================================================

                                   EXHIBIT 3
                          (to Note Purchase Agreements)

                                 TABLE OF CONTENTS

SECTION                               HEADING                             PAGE

SECTION 1.                 DEFINITIONS..................................... 2


SECTION 2.                 SHARING OF RECOVERIES........................... 3


SECTION 3.                 AGREEMENTS AMONG THE CREDITORS.................. 4

       Section 3.1.        Independent Actions by Creditors................ 4
       Section 3.2.        Relation of Creditors........................... 4
       Section 3.3.        Acknowledgment of Guaranties.................... 4
       Section 3.4.        Additional Guarantors........................... 4
       Section 3.5.        Additional Parties.............................. 4

SECTION 4.                 MISCELLANEOUS................................... 5

       Section 4.1.        Entire Agreement................................ 5
       Section 4.2.        Notices......................................... 5
       Section 4.3.        Successors and Assigns.......................... 5
       Section 4.4.        Consents, Amendment, Waivers.................... 5
       Section 4.5.        Governing Law................................... 5
       Section 4.6.        Counterparts.................................... 5
       Section 4.7.        Sale of Interest................................ 5
       Section 4.8.        Severability.................................... 6
       Section 4.9.        Term of Agreement............................... 6

Signatures................................................................. 7



ATTACHMENTS:

EXHIBIT A        --        Subsidiary Guarantors
EXHIBIT B        --        Acknowledgment of Successor Bank
EXHIBIT C        --        Acknowledgment of Successor Noteholder

                             INTERCREDITOR AGREEMENT

         INTERCREDITOR AGREEMENT dated as of June 25, 1999 among the Creditors (as defined below) of certain subsidiaries of Hub Group, Inc., a Delaware corporation (the "Public Hub Company").


                                R E C I T A L S:

          A. Under and pursuant to the Subsidiary Guaranty (as such agreement may be amended, restated, joined or otherwise modified from time to time, and together with any successor guaranty executed in connection with the Successor Credit Agreement (as hereinafter defined), the "Bank Guaranty") dated as of April 30, 1999, by certain subsidiaries of the Public Hub Company named on Exhibit A attached hereto (the "Initial Subsidiary Guarantors"), the Initial Subsidiary Guarantors absolutely and unconditionally guarantee the obligations (the "Loan Obligations") of the Public Hub Company, Hub City Terminals, Inc., a Delaware corporation ("Hub Chicago"), and Hub Holdings, Inc., a Delaware corporation ("Hub Holdings"; Hub Holdings, the Public Hub Company and Hub Chicago being hereinafter referred to collectively as the "Obligors"), under the Credit Agreement (such agreement, together with any Successor Credit Agreement, as the same may be amended, restated or otherwise modified from time to time, the "Credit Agreement") dated as of April 30, 1999, between the Obligors and the Banks party thereto (the "Banks").

          B. Under and pursuant to the Subsidiary Guaranty Agreement (and together with any successor guaranty executed in connection with any Successor Note Agreement (as hereinafter defined) as such agreement may be amended, restated, joined or otherwise modified from time to time, the "Noteholder Guaranty") dated as of June 25, 1999, the Initial Subsidiary Guarantors absolutely and unconditionally guarantee the obligations (the "Noteholder Obligations") of the Obligors under the separate and several Note Purchase Agreements dated as of June 15, 1999 (together with any Successor Note Agreement, as the same may be amended, restated or otherwise modified from time to time, the "Note Purchase Agreements"), between the Obligors and the purchasers named on Schedule A thereto (each, a "Noteholder", and collectively, the "Noteholders").

          C. The Bank Guaranty and the Noteholder Guaranty are hereinafter individually referred to as a "Subsidiary Guaranty" and collectively referred to as the "Subsidiary Guaranty".

          D. The Banks and the Noteholders desire to enter into this Agreement in order to provide for the sharing of payments received pursuant to the Subsidiary Guaranties.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree a follows:

SECTION 1.           DEFINITIONS.

         The following terms shall have the meanings assigned to them below in this 1 or in the provisions of this Agreement referred to below:

         "CREDITOR" shall individually mean any holder of Subject Obligations or a Noteholder and "Creditors" shall mean all of the holders of Subject Obligations.

         "EXCESS SUBSIDIARY PAYMENT" shall mean as to any Creditor an amount equal to the Subsidiary Payment received by such Creditor less the Pro Rata Share of Subsidiary Payments to which such Creditor is then entitled.

         "PERSON" shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

         "PRO RATA SHARE OF SUBSIDIARY PAYMENTS" shall mean as of the date of any Subsidiary Payment to a Creditor pursuant to a Subsidiary Guaranty an amount equal to the product obtained by multiplying (a) the amount of all Subsidiary Payments made by any Subsidiary Guarantor to all Creditors less all reasonable costs incurred by such Creditors in connection with the collection of such Subsidiary Payments by (b) a fraction, the numerator of which shall be the Specified Amount owing to such Creditor, and the denominator of which is the aggregate amount of all outstanding Subject Obligations (without giving effect in the denominator to the application of any such Subsidiary Payments).

         "SPECIFIED AMOUNT" shall mean as to any Creditor the aggregate amount of the Subject Obligations owed to such Creditor.

         "SUBJECT OBLIGATIONS" shall mean all principal of, premium, if any, and interest on, the obligations of the Obligors under or in respect of the Note Purchase Agreements or the Credit Agreement.

         "SUBSIDIARY GUARANTOR" shall mean a subsidiary of the Public Hub Company that delivers a Subsidiary Guaranty; it is hereby understood that the obligations of Hub Holdings and Hub Chicago under the Credit Agreement and the Note Agreement do not render Hub Holdings and Hub Chicago Subsidiary Guarantors.

         "SUCCESSOR BANKS" means the financial institutions party to any Successor Credit Agreement.

         "SUCCESSOR CREDIT AGREEMENT" shall mean any replacement, refinancing or restructuring of the Credit Agreement in effect on the date hereof; provided that each Successor Bank thereunder or any agent acting on behalf of all such Successor Bank has executed an acknowledgement to this Agreement in the form attached hereto as Exhibit B.

         "SUCCESSOR NOTE AGREEMENT" shall mean any replacement, refinancing or restructuring of the Note Purchase Agreements in effect on the date hereof; provided that each Successor Noteholder thereunder or an agent acting on behalf of all such Successor Noteholders has executed an acknowledgement to this Agreement in the form attached hereto as Exhibit C.

         "SUCCESSOR NOTEHOLDERS" means the note purchasers party to any Successor Note Agreement.

SECTION 2.           SHARING OF RECOVERIES.

         Each Creditor hereby agrees with each other Creditor that payments (including payments made through setoff of deposit balances or otherwise or payments or recoveries from any security interest granted to any Creditor) made by any Subsidiary Guarantor pursuant to the terms of any Subsidiary Guaranty (a "Subsidiary Payment"), shall be shared so that each Creditor shall receive its Pro Rata Share of all Subsidiary Payments. Accordingly, each Creditor hereby agrees that in the event any Creditor shall receive a Subsidiary Payment (a "Receiving Creditor"), and any other Creditor shall not concurrently receive its Pro Rata Share of such Subsidiary Payment, then the Receiving Creditor shall notify the other Creditors of its receipt of such Subsidiary Payment within five days thereof and promptly remit the Excess Subsidiary Payment to each other Creditor who shall then be entitled thereto so that after giving effect to such payment (and any other payments then being made by any other Receiving Creditor pursuant to this 2), each Creditor shall have received its Pro Rata Share of such Subsidiary Payment.

         Any such payments shall be deemed to be and shall be made in consideration of the purchase for cash at face value, but without recourse, ratably from the other Creditors of a participation in such amount of Noteholder Obligations or Loan Obligations (or interest therein), as the case may be, to the extent necessary to cause such Receiving Creditor to share such Excess Subsidiary Payment ratably with the other Creditors as hereinabove provided; provided, however, that if any such purchase or payment is made by any Receiving Creditor and if such Excess Subsidiary Payment or part thereof is thereafter recovered from such Receiving Creditor by the Subsidiary Guarantor that made such Subsidiary Payment (including, without limitation, by any trustee in bankruptcy of such Subsidiary Guarantor or any creditor thereof), the related purchase from the other Creditors shall be rescinded ratably and the purchase price restored as to the portion of such Excess Subsidiary Payment so recovered, but without interest; and provided further nothing herein contained shall obligate any Creditor to resort to any setoff, application of deposit balance or other means of payment under any Subsidiary Guaranty or avail itself of any recourse by resort to any property of the Obligors or any Subsidiary Guarantor, the taking of any such action to remain within the absolute discretion of such Creditor without obligation of any kind to the other Creditors to take any such action.

SECTION 3.           AGREEMENTS AMONG THE CREDITORS.

         SECTION 3.1. INDEPENDENT ACTIONS BY CREDITORS. Nothing contained in this Agreement shall prohibit any Creditor from accelerating the maturity of, or demanding payment from any Subsidiary Guarantor with respect to, any Subject

Obligation of any Obligor to such Creditor or from instituting legal action against any Obligor or any Subsidiary Guarantor to obtain a judgment or other legal process in respect of such Subject Obligation, but any funds received from any Subsidiary Guarantor in connection with any recovery therefrom shall be subject to the terms of this Agreement.

         SECTION 3.2. RELATION OF CREDITORS. This Agreement is entered into solely for the purposes set forth herein, and no Creditor assumes any responsibility to any other party hereto to advise such other party of information known to such other party regarding the financial condition of the Obligors or any Subsidiary Guarantor or of any other circumstances bearing upon the risk of nonpayment of the Subject Obligations. Each Creditor specifically acknowledges and agrees that nothing contained in this Agreement is or is intended to be for the benefit of the Obligors or any Subsidiary Guarantor and nothing contained herein shall limit or in any way modify any of the obligations of the Obligors or any Subsidiary Guarantor to the Creditors.

         SECTION 3.3. ACKNOWLEDGMENT OF GUARANTIES. The Banks hereby expressly acknowledge the existence of the Noteholder Guaranty and the Noteholders hereby expressly acknowledge the existence of the Bank Guaranty.

         SECTION 3.4. ADDITIONAL GUARANTORS. Additional Persons may become "Subsidiary Guarantors" hereunder by executing and delivering to a then existing Creditor a guaranty by which such Person has become a guarantor of the Noteholder Obligations or the Loan Obligations pursuant to the terms of the Credit Agreement or the Note Purchase Agreements. Accordingly, upon the execution and delivery of any such copy of the guaranty by any such Person, such Person shall, thereafter become a "Subsidiary Guarantor" for all purposes of this Agreement.

         SECTION 3.5. ADDITIONAL PARTIES. The Creditors acknowledge that the Obligors may enter into one or more Successor Credit Agreements or Successor Note Agreements and that the obligations of the Obligors thereunder shall constitute Subject Obligations hereunder and that the obligations of the Subsidiary Guarantors in respect of any Subsidiary Guaranty delivered in respect of any such Successor Credit Agreement or Successor Note Agreement will be governed by this Agreement; provided that, at the time any Obligor enters into any such Successor Credit Agreements or Successor Note Agreements, each Successor Bank party to such Successor Credit Agreement, or the agent on behalf of all such Successor Banks to such Successor Credit Agreement (to the extent such agent can legally bind each such Successor Bank), and each Successor Noteholder party to such Successor Note Agreement, as the case may be, shall sign an acknowledgement in the form of Exhibit B or Exhibit C, respectively, by which each such Successor Bank or each such Successor Noteholder, as the case may be, agrees to be and is bound by the terms of this Agreement, and deliver a counterpart of the same to each other party hereto.

SECTION 4.           MISCELLANEOUS.

         SECTION 4.1. ENTIRE AGREEMENT. This Agreement represents the entire agreement among the Creditors and, except as otherwise provided, this Agreement may not be altered, amended or modified except in a writing executed by the holders of a majority of the Loan Obligations, on the one hand, and the holders of a majority of the Noteholder Obligations, on the other hand.

         SECTION 4.2. NOTICES. Notices hereunder shall be given to the Creditors at their addresses as set forth in the Note Purchase Agreements or the Credit Agreement, as the case may be, or at such other address as may be designated by each in a written notice to the other parties hereto.

         SECTION 4.3. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of each of the Creditors and their respective successors and assigns, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by any future holder or holders of any Subject Obligations, and the term "Creditor" shall include any such subsequent holder of Subject Obligations, wherever the context permits.

         SECTION 4.4. CONSENTS, AMENDMENT, WAIVERS. All amendments, waivers or consents of any provision of this Agreement shall be effective only if the same shall be in writing and signed by all of the Creditors.

         SECTION 4.5. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

         SECTION 4.6. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one Agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

         SECTION 4.7. SALE OF INTEREST. No Creditor will sell, transfer or otherwise dispose of any interest in the Subject Obligations unless such purchaser or transferee shall agree, in writing, to be bound by the terms of this Agreement.

         SECTION 4.8. SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

         SECTION 4.9. TERM OF AGREEMENT. This Agreement shall terminate when all Subject Obligations are paid in full and such payments are not subject to any possibility of revocation or rescission or until all of the parties hereto mutually agree in a writing to terminate this Agreement.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of June 25, 1999.

                                       [VARIATION]
                                       __________________________________, as a
                                          Noteholder


                                       By _____________________________________
                                          Its



                                       [VARIATION]
                                       ______________________, as a Bank


                                       By _____________________________________
                                          Its

                                    EXHIBIT A


                              SUBSIDIARY GUARANTORS

HLX Company, LLC
Quality Intermodal Corporation
Hub Chicago Holdings, Inc.
Q.S. of Illinois, Inc.
Hub City Alabama, L.P.
Hub City Atlanta, L.P.
Hub City Boston, L.P.
Hub City Canada, L.P.
Hub City Cleveland, L.P.
Hub City Detroit, L.P.
Hub City Florida, L.P.
Hub City Golden Gate, L.P.
Hub City Indianapolis, L.P.
Hub City Kansas City, L.P.
Hub City Los Angeles, L.P.
Hub City Mid Atlantic, L.P.
Hub City New Orleans, L.P.
Hub City New York State, L.P.
Hub City New York-New Jersey, L.P.
Hub City North Central, L.P.
Hub City Ohio, L.P.
Hub City Philadelphia, L.P.
Hub City Pittsburgh, L.P.
Hub City Portland, L.P.
Hub City St. Louis, L.P.
Hub City Tennessee, L.P.
Hub City Texas, L.P.


                                   EXHIBIT A
                          (to Intercreditor Agreement)

                             FORM OF ACKNOWLEDGMENT TO
                   INTERCREDITOR AGREEMENT FOR SUCCESSOR BANKS
                       UNDER A SUCCESSOR CREDIT AGREEMENT

         Reference is hereby made to the Intercreditor Agreement dated as of June 25, 1999 (the "Agreement"), among the Creditors (as defined therein) of Hub Group, Inc., Hub City Terminals, Inc. and Hub Holdings, Inc. (collectively, the "Obligors"). Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Agreement.

         The undersigned has entered into a Credit Agreement dated as of _______________ with the Obligors and desires to become a Successor Bank. The undersigned acknowledges the terms of the Agreement and agrees to be bound thereby.

                                       _______________________________________,
                                          as a Successor Lender


                                       By ____________________________________
                                         Title________________________________
                                         Date_________________________________

                                       Notice Address:

                                       _______________________________________
                                       _______________________________________
                                       _______________________________________


                                   EXHIBIT B
                          (to Intercreditor Agreement)

                             FORM OF ACKNOWLEDGMENT TO
                INTERCREDITOR AGREEMENT FOR SUCCESSOR NOTEHOLDERS
                        UNDER A SUCCESSOR NOTE AGREEMENT

         Reference is hereby made to the Intercreditor Agreement dated as of June 25, 1999 (the "Agreement"), among the Creditors (as defined therein) of Hub Group, Inc., Hub City Terminals, Inc. and Hub Holdings, Inc. (collectively, the "Obligors"). Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Agreement.

         The undersigned has entered into a Note Agreement dated as of _____________ with the Obligors and desires to become a Successor Noteholder. The undersigned acknowledges the terms of the Agreement and agrees to be bound thereby.


                                       _______________________________________,
                                          as a Successor Lender


                                       By ____________________________________
                                         Title________________________________
                                         Date_________________________________

                                       Notice Address:

                                       _______________________________________
                                       _______________________________________
                                       _______________________________________





                                   EXHIBIT C
                          (to Intercreditor Agreement)

                       FORM OF OPINION OF SPECIAL COUNSEL
                                 TO THE OBLIGORS

         The closing opinion of Mayer, Brown & Platt, counsel for the Obligors, which is called for by SECTION 4.4(A) of the Agreement, shall be dated the date of the Closing and addressed to you and the Other Purchasers, shall be satisfactory in scope and form to you and the Other Purchasers and shall be to the effect that:

                    1. Each Obligor is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and the corporate authority to execute and perform the Agreement and the Other Agreements and to issue the Notes and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary.

                    2. Each Constituent Company Guarantor is a corporation or partnership, duly incorporated or organized, validly existing and in good standing under its jurisdiction of organization, has the power and the authority to execute and perform the Constituent Company Guaranty and has the full power and authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign organization in each jurisdiction in which the character of the property owned or leased by it or the nature of the business transacted by it make such licensing or qualification necessary.

                    3. The Agreement and the Other Agreements have been duly authorized by all necessary corporate action on the part of the Obligors, have been duly executed and delivered by the Obligors and constitute the legal, valid and binding contracts of the Obligors enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                    4. The Notes have been duly authorized by all necessary corporate action on the part of the Obligors, have been duly executed and delivered by the Obligors and constitute the legal, valid and binding obligations of the Obligors enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                    5. The Constituent Company Guaranty has been duly authorized by all necessary corporate or partnership action on the part of the Constituent Company Guarantors, has been duly executed and delivered by the Constituent Company Guarantors and constituents the legal, valid

                                EXHIBIT 4.4(a)
                          (to Note Purchase Agreement)
         and binding obligation of the Constituent Company Guarantors, enforceable in accordance with its terms.

                    6. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal, state or local, is necessary in connection with the execution, delivery and performance of the Agreement, the Other Agreements or the Notes.

                    7. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal, State or local, is necessary in connection with the execution, delivery and performance by the Constituent Company Guarantors of the Constituent Company Guaranty.

                    8. The issuance and sale of the Notes and the execution, delivery and performance by the Obligors of the Agreement and the Other Agreements do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of the Obligors pursuant to the provisions of the Certificate of Incorporation or By-laws of the Obligors or any agreement or other instrument known to such counsel to which the Obligors are a party or by which the Obligors may be bound or any Federal, state or local law.

                    9. The execution, delivery and performance by each of the Constituent Company Guarantors of the Constituent Company Guaranty does not conflict with or result in any breach of any of the provisions of or constituent a default under or result in the creation or imposition of any Lien upon any of the property of any Constituent Company Guarantor pursuant to the provisions of its Articles of Incorporation, by-laws or partnership agreement, as applicable, or, any material agreement or other instrument to which any Constituent Company Guarantor is a party or by which any Constituent Company Guarantor may be bound.

                   10. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Agreement and the Other Agreements does not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

                   11. The issuance of the Notes and the use of the proceeds of the sale of the Notes in accordance with the provisions of and contemplated by the Agreement and the Other Agreements do not violate or conflict with Regulation T, U or X of the Board of Governors of the Federal Reserve System.

                   12. None of the Obligors is an "investment company" or a company "controlled" by an "investment company" under the Investment Obligors Act of 1940, as amended.

                   13. There is no litigation pending or, to the best knowledge of such counsel, threatened which in such counsel's opinion could

                                   E-4.4(a)-2
         reasonably be expected to have a materially adverse effect on the Obligors' business or assets or which would impair the ability of the Obligors to issue and deliver the Notes or to comply with the provisions of the Agreement and the Other Agreements.

         The opinion of Mayer, Brown & Platt shall cover such other matters relating to the sale of the Notes as you and the Other Purchasers may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Obligors.

         You and the Other Purchasers, together with subsequent holders of the Notes, may rely on the opinion of Mayer, Brown & Platt.

                                   E-4.4(a)-3

                        FORM OF OPINION OF SPECIAL COUNSEL
                                TO THE PURCHASERS

         The closing opinion of Chapman and Cutler, special counsel to you and the Other Purchasers, called for by SECTION 4.4(B) of the Agreement, shall be dated the date of the Closing and addressed to you and the Other Purchasers, shall be satisfactory in form and substance to you and the Other Purchasers and shall be to the effect that:

                    1. Each Obligor is a corporation, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and the corporate authority to execute and deliver the Agreement and the Other Agreements and to issue the Notes.

                    2. The Agreement and the Other Agreements have been duly authorized by all necessary corporate action on the part of the Obligors, have been duly executed and delivered by the Obligors and constitute the legal, valid and binding contracts of the Obligors enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law). With respect to the foregoing, we call your attention to the fact that the determination of whether an obligation may be characterized as a fraudulent conveyance by a trustee in bankruptcy of an Obligor is a factual determination and that we are unable to render any opinion with respect to such factual determination. Furthermore, it is understood that such determination could affect the enforcement of creditors' rights generally and the qualifications in this paragraph 2 are intended to include such matter.

                    3. The Notes have been duly authorized by all necessary corporate action on the part of the Obligors, have been duly executed and delivered by the Obligors and constitute the legal, valid and binding obligations of the Obligors enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                    4. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Agreement and the Other Agreements does not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

         The opinion of Chapman and Cutler shall also state that the opinion of Mayer, Brown & Platt is satisfactory in scope and form to Chapman and Cutler and that, in their opinion, you and the Other Purchasers are justified in relying thereon.

         In rendering the opinion set forth in paragraph 1 above, Chapman and Cutler may rely solely upon an examination of the Certificate of Incorporation certified by, and a certificate of good standing of the Obligors from, the Secretary of State of the State of Delaware, the By-laws of the Obligors and the

                                 EXHIBIT 4.4(b)
                          (to Note Purchase Agreement)
general business corporation law of the State of Delaware. The opinion of Chapman and Cutler is limited to the laws of the State of Illinois, the general business corporation law of the State of Delaware and the Federal laws of the United States.

         With respect to matters of fact upon which such opinion is based, Chapman and Cutler may rely on appropriate certificates of public officials and officers of the Obligors.

                                   E-4.4(b)-2